As filed with the Securities and Exchange Commission on April 8, 2004
                                                     Registration No. 333-109633
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 4
                                       to
                                    FORM S-3

                                       on
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                            WEBFINANCIAL CORPORATION
                 (Name of Small Business Issuer in its Charter)

        DELAWARE                             6159                    56-2043000
(State or Other Jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)     Identification Number)

                               590 MADISON AVENUE
                                   32ND FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 758-3232
                        (Address and Telephone Number of
                          Principal Executive Offices)

                          ----------------------------

                             WARREN G. LICHTENSTEIN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               590 MADISON AVENUE
                                   32ND FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 758-3232
            (Name, Address and Telephone Number of Agent for Service)
                          ----------------------------

                                   COPIES TO:
                               ADAM FINERMAN, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                PARK AVENUE TOWER
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.
                            -------------------------

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                            PROPOSED MAXIMUM
                                           AGGREGATE OFFERING                    AMOUNT OF
  TITLE OF SHARES TO BE REGISTERED               PRICE(1)                    REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,
issuable upon exercise of nontransferable
Rights...................................    $10,000,000(2)                       $809.00(3)
=================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)  Represents the gross proceeds from the assumed exercise of all nontransferable rights issued. (3) The registration fee was previously paid with the filing on October 10, 2003.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

          The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 8, 2004

PROSPECTUS

                            WEBFINANCIAL CORPORATION

                        4,366,866 SHARES OF COMMON STOCK

          Our Board of Directors declared a dividend of rights to purchase our common stock to holders of record as of March  19, 2004. Through this prospectus, we are offering the shares of common stock that rights holders may purchase upon exercising such subscription rights.

          You received one right for each share of common stock you owned on the record date of March 19, 2004. Each right will entitle you to purchase ___
shares of our common stock at a subscription price of $______ per share.

          The rights are currently exercisable and will expire if they are not exercised by 5:00 p.m., New York City time, on ______, 2004. We may extend the period for exercising the rights in our sole discretion, but in no event more than 30 additional days. If you want to exercise your rights, you must submit your subscription documents to us before the expiration date. Rights that are not exercised by the expiration date will expire and will have no value.

          The proceeds from the exercise of rights will be used for working capital and general corporate purposes.

          Shares of our common stock are listed on the Nasdaq Stock Market's
SmallCap Market under the symbol "WEFN." On April 7, 2004, the last reported sales price for our common stock was $2.65 per share.

          AN INVESTMENT IN OUR COMMON STOCK IS VERY RISKY. YOU SHOULD CAREFULLY
CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE
EXERCISING YOUR SUBSCRIPTION RIGHTS.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

                    The date of this prospectus is ___, 2004.

                                TABLE OF CONTENTS

                                       i

          You should rely only on the information in this prospectus and the additional information described under the heading "Where You Can Find More
Information." We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the additional information described under the heading "Where You Can Find More Information"
were accurate on the date on the front cover of the prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

          This section highlights information contained elsewhere or incorporated by reference in this prospectus. This section does not contain all of the important information that you should consider before exercising your subscription rights and investing in our common stock. You should read this entire prospectus carefully.

Q:   WHAT ARE WE OFFERING IN THIS PROSPECTUS?

A:   Our Board of Directors has declared a dividend of nontransferable subscription rights to purchase shares of our common stock to each of our stockholders of record on March 19, 2004. Through this prospectus, we are offering the shares of common stock that holders of rights may purchase upon exercise of their rights.

Q:   WHO MAY PARTICIPATE IN THIS OFFERING?

A:   Only holders of record of our common stock as of March  19, 2004 are entitled to participate in this offering. Any attempt to participate in this offering by anyone that was not a holder of record of our common stock on such date will be null and void.

Q:    WHAT IS A SUBSCRIPTION RIGHT?

A:   Each subscription right is a right to purchase ___ shares of our common stock and carries with it a basic subscription privilege and an over-subscription privilege.

Q:   WHAT IS THE BASIC SUBSCRIPTION PRIVILEGE?

A:   The basic subscription privilege of each right entitles you to purchase ___
     shares of our common stock at a subscription price of $_____ per share. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. We will not distribute any fractional shares or pay cash in place of fractional shares, but we will round down the aggregate number of shares you are entitled to receive to the nearest whole number.

Q:   WHAT IS THE OVER-SUBSCRIPTION PRIVILEGE?

A:   We expect that not all of our stockholders will exercise all of their basic subscription rights. By extending over-subscription privileges to our stockholders, we are providing stockholders that exercise all of their basic subscription privileges with the opportunity to purchase those shares that are not purchased by other stockholders. The over-subscription privilege of each right entitles you, if you fully exercise your basic subscription privilege, to subscribe for additional shares of our common stock unclaimed by other holders of rights in this offering, at the same subscription price per share.

Q:   WILL I ALWAYS RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?

A:   If an insufficient number of shares is available to fully satisfy all over-subscription privilege requests, the available shares will be distributed proportionately among rights holders who exercised their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription privilege.

     Also, based on our interpretation of certain provisions of our charter, it is our belief that you will not be allowed to subscribe for a number of shares that would increase your ownership of our shares of common stock to
     4.9% or above of our then outstanding shares of common stock, unless you already owned at least 5.0% of our common stock on the date such restriction became effective. Article Fourteenth, subparagraph (b)(i) of our certificate of incorporation provides that:

          No Person, other than the Corporation, shall engage in any Transfer of
          Stock with any other Person to the extent that such Transfer, if effective, would cause the Ownership Interest Percentage of any Person or Public Group to (i) increase to 4.9 percent or above, (ii) increase from 4.9 percent or above to a greater Ownership Interest Percentage or (iii) create a new Public Group under Treasury Regulation Section
          1.382-2T(j)(3)(i), except as otherwise permitted pursuant to subparagraph (b)(ii) or this Article.

Article Fourteenth, subparagraph (b)(ii) of our certificate of incorporation further provides that:

          Any Transfer that would otherwise be prohibited pursuant to subparagraph (b)(i) shall nonetheless be permitted if (i) the Transfer is by an Existing Five Percent Stockholder of Stock owned by such stockholder on the date the Transfer restrictions contained in subparagraph (b)(i) become effective or (ii) information relating to a specific proposed transaction is presented to the Board and the Board determines in its discretion that (x) based upon a written opinion of tax counsel selected by the Board, such transaction will not jeopardize or create a material limitation on the Corporation's then current or future ability to utilize its Tax Benefits, taking into account both the proposed transaction and potential future transactions, or (y) the overall economic benefits of such transaction to the Corporation outweigh the detriments of such transaction.
          Nothing in this subparagraph shall be construed to limit or restrict the Board in the exercise of its fiduciary duties under applicable law.

We have interpreted these provisions to mean that no stockholder may sell or transfer any shares of our common stock if such transaction would cause the ownership of common stock of a stockholder (i) to increase to 4.9% or above of our then outstanding shares of common stock or (ii) to increase from 4.9% or above to a greater ownership percentage, unless they already owned at least 5.0%
of our common stock on the date such restriction became effective. This restriction is included in our certificate of incorporation to preserve certain tax benefits to which we are entitled. We believe these restrictions apply to the transactions described herein.

The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

Q:   HOW LONG WILL THE SUBSCRIPTION PERIOD LAST?

A:   You will be able to exercise your subscription rights only during a limited period. If you do not exercise your subscription rights before 5:00 p.m.,
     New York City time, on ___________, 2004, your subscription rights will expire. We may, in our sole discretion, decide to extend this offering until some later time, but in no event more than 30 additional days. If we extend the expiration date, we will give oral or written notice to the subscription agent on or before such expiration date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Q:   AM I REQUIRED TO SUBSCRIBE IN THIS OFFERING?

A:   No.

Q:   WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?

A:   You will retain your current number of shares of common stock even if you do not exercise your subscription rights. If you choose not to exercise your subscription rights, then the percentage of our common stock that you own may decrease. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you and the other stockholders exercise your rights.

Q:   HOW DO I EXERCISE MY SUBSCRIPTION RIGHTS?

A:   You may exercise your subscription rights by properly completing and signing your subscription certificate, and delivering it and the rights certificate, with full payment of the subscription price for the shares you are subscribing (including any amounts in respect of the over-subscription privilege), to the subscription agent on or prior to the expiration date.

     If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "The Offering - Guaranteed Delivery Procedures."

Q:   WHAT SHOULD I DO IF I WANT TO EXERCISE MY SUBSCRIPTION RIGHTS BUT MY SHARES
     ARE HELD IN THE NAME OF MY BROKER, CUSTODIAN BANK OR OTHER NOMINEE?

A:   If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial
     Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in this offering but you have not received this form.

Q:   WHAT SHOULD I DO IF I WANT TO EXERCISE MY SUBSCRIPTION RIGHTS AND I AM A
     STOCKHOLDER IN A FOREIGN COUNTRY OR IN THE ARMED SERVICES?

A:   The subscription agent will mail subscription certificates to you if you are a rights holder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent on or prior to 5:00 p.m.,
     New York City time, on ______, 2004, and take all other steps which are necessary to exercise your rights, on or prior to that time. If you do not follow these procedures prior to the expiration date, your rights will expire.

Q:   WILL I BE CHARGED A SALES COMMISSION OR A FEE BY WEBFINANCIAL IF I EXERCISE
     MY SUBSCRIPTION RIGHTS?

A:   No. We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee.

Q:   WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY
     SUBSCRIPTION RIGHTS AS A HOLDER OF COMMON STOCK?

A:   holder of common stock generally will not recognize income or loss for federal income tax purposes in connection with the receipt or exercise of subscription rights. We urge you to consult your own tax advisor with respect to the particular tax consequences of this offering to you. See
     "Material United States Federal Income Tax Consequences."

Q:   HOW MANY SHARES MAY I PURCHASE?

A:   You will receive one nontransferable subscription right for each share of common stock that you owned at the close of business on March  19, 2004, the record date. Each right contains the basic subscription privilege and the over-subscription privilege. Each basic subscription privilege entitles you to purchase ___ shares of our common stock for $___ per share. Fractional shares will be eliminated by rounding down the aggregate number of shares you are entitled to receive to the nearest whole number. See "The Offering
     - Subscription Rights - Basic Subscription Privilege." The
     over-subscription privilege entitles you to subscribe for additional shares of our common stock at the same subscription price per share on a pro-rata basis to the number of shares you purchased under your basic subscription privilege, provided you fully exercise your basic subscription privilege.
     "Pro-rata" means in proportion to the number of shares of our common stock that you and the other rights holders electing to exercise their over-subscription privileges have purchased by exercising the basic subscription privileges on their holdings of common stock. See "The
     Offering - Subscription Rights - Over-Subscription Privilege." However,
     pursuant to the terms of our charter, we believe that you will not be allowed to subscribe for a number of shares that would increase your ownership of our shares of common stock to 4.9% or above of our then outstanding shares of common stock, unless you already owned at least 5.0%
     of our common stock on the date such restriction became effective. See
     "Questions and Answers About This Offering - WILL I ALWAYS RECEIVE THE FULL
     NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?"

Q:   WHEN WILL I RECEIVE CERTIFICATES FOR THE SHARES PURCHASED IN THIS OFFERING?

A:   We will issue certificates representing shares purchased in this offering to you or to the Depository Trust Company on your behalf, as the case may be, as soon as practicable after the expiration of the subscription period and after all pro rata allocations and adjustments have been completed. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time, on the third business day after the expiration date, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under "The Offering -
     Guaranteed Delivery Procedures."

Q:   IF THIS OFFERING IS NOT COMPLETED, WILL MY SUBSCRIPTION PAYMENT BE REFUNDED
     TO ME?

A:   Yes. The subscription agent will hold all funds it receives in escrow until completion of this offering. If this offering is not completed, the subscription agent will return promptly, without interest, all subscription payments.

Q:   HOW WAS THE SUBSCRIPTION PRICE ESTABLISHED?

A:   The subscription price was established by our board of directors based on the recommendation of a special committee of independent directors, comprised of Howard Mileaf, Joseph L. Mullen and Mark E. Schwarz. The
     committee was established September 3, 2003 for the purpose of considering potential financing transactions for us, such as the rights offering. The factors considered included the historic and then current market price of our common stock, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock, and the level of risk to our investors.

Q:   ARE THERE RISKS IN EXERCISING MY SUBSCRIPTION RIGHTS?

A:   Yes. The exercise of your rights involves risks. Exercising your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment in our company. Among other things, you should carefully consider the risks described under the heading "Risk Factors," beginning on page 7.

Q:   AFTER I EXERCISE MY SUBSCRIPTION RIGHTS, CAN I CHANGE MY MIND AND CANCEL MY
     PURCHASE?

A:   No. Once you send in your subscription certificate and payment you cannot revoke the exercise of your subscription rights, even if you later learn information about us that you consider to be unfavorable and even if the market price of our common stock is below the subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price. See "The Offering - No Revocation."

Q:   MAY I TRANSFER MY SUBSCRIPTION RIGHTS IF I DO NOT WANT TO PURCHASE ANY
     SHARES?

A:   No. Should you choose not to exercise your subscription rights, you may not sell, give away or otherwise transfer your rights. However, subscription rights will be transferable by operation of law (for example, upon death of the recipient).

Q:   WHY IS WEBFINANCIAL ENGAGING IN THIS OFFERING?

A    We are making this offering in order to raise approximately $10.0 million
     (less offering expenses) in new capital to be used as additional working capital for our business and general corporate purposes.

      Our board of directors believes that this offering will ultimately strengthen our financial condition through generating additional cash and increasing our stockholders' equity. We want to give you the opportunity to participate in this fund raising effort and to purchase additional shares of our common stock.

Q:   WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION REGARDING THIS OFFERING?

A.   Our board of directors is not making any recommendation as to whether you should exercise your subscription rights. You are urged to make your decision based on your own assessment of this offering and our company.

Q:   HOW MANY SHARES OF OUR COMMON STOCK WILL BE OUTSTANDING AFTER THIS
     OFFERING?

A:   of March  31, 2004, we had 4,366,866 shares of common stock issued and outstanding. We expect to issue up to an additional 4,366,866 shares in this offering. After this offering, we anticipate that we will have
     8,733,732 shares of common stock outstanding. Depending on the number of subscriptions we receive from stockholders, this offering could result in
     Steel Partners II, L.P. ownership increasing to over 50%. See "Risk
     Factors" beginning on page 7.

Q:   WILL THE NEW SHARES BE INITIALLY LISTED ON THE NASDAQ STOCK MARKET'S
     SMALLCAP MARKET AND TREATED LIKE OTHER SHARES?

A:   Yes. Our common stock is listed on the Nasdaq Stock Market's SmallCap
     Market under the symbol "WEFN." We expect that the shares of common stock issued in this offering will also be listed on the Nasdaq Stock Market's
     SmallCap Market under the same symbol.

Q:   HOW WILL THIS OFFERING AFFECT STEEL PARTNERS' OWNERSHIP OF OUR COMMON
     STOCK?

A.   Steel Partners II, L.P. beneficially owns 1,737,345 shares of our common stock, representing approximately 39.8% of our outstanding common stock and of the voting power of our outstanding voting securities.

     If no holders of subscription rights other than Steel Partners exercise their rights in this offering, Steel Partners may, as a result of its over-subscription privilege, own 6,106,711 shares, representing approximately 70% of our outstanding common stock and of the voting power of our outstanding voting securities. If all rights holders exercise their basic subscription privileges in full, then Steel Partners will continue to beneficially own approximately 39.8% of our common stock and of the voting power of our outstanding voting securities.

     Warren Lichtenstein, our Chairman and Chief Executive Officer, owns 2,500 shares of our common stock. Mr. Lichtenstein, as the sole managing member of the general partner of Steel Partners II, L.P., is deemed to also beneficially own the shares of common stock owned by Steel Partners II,
     L.P. Mr. Lichtenstein has indicated to us his present intention to exercise the rights both Steel Partners II, L.P. and he receive. However, there is no written commitment to exercise such rights and, therefore, there can be no assurance that such rights will be exercised.

Q:   CAN THE BOARD OF DIRECTORS WITHDRAW THIS OFFERING?

A.   Yes. Our board of directors may decide to withdraw this offering at any time for any reason. If we withdraw this offering, any money received from subscribing stockholders will be refunded promptly, without interest. See
     "The Offering - Withdrawal and Amendment."

Q:   WHAT SHOULD I DO IF I HAVE OTHER QUESTIONS OR NEED ASSISTANCE?

A:   If you have questions or need assistance, please contact MacKenzie
     Partners, Inc., the information agent, for this offering, at the following address and telephone number:

                                   MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

                       Email: proxy@mackenziepartners.com

For a more complete description of this offering, see "The Offering" beginning on page 20.

                                  RISK FACTORS

          THE EXERCISE OF YOUR SUBSCRIPTION RIGHTS FOR SHARES OF OUR COMMON
STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE
FOLLOWING FACTORS AND OTHER INFORMATION PRESENTED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK. IF WE DO NOT
SUCCESSFULLY ADDRESS ANY ONE OR MORE OF THE RISKS DESCRIBED BELOW, THERE COULD
BE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION, OPERATING RESULTS AND
BUSINESS. WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY ADDRESS THESE RISKS.

RISKS RELATING TO THIS OFFERING:

THE SUBSCRIPTION PRICE PER SHARE IS NOT AN INDICATION OF OUR VALUE AND YOU MAY
NOT BE ABLE TO SELL SHARES PURCHASED UPON THE EXERCISE OF YOUR SUBSCRIPTION
RIGHTS AT A PRICE EQUAL TO OR GREATER THAN THE SUBSCRIPTION PRICE.

          The subscription price per share does not necessarily bear any relationship to the book value of our assets, operations, cash flows, earnings, financial condition or any other established criteria for value. As a result, you should not consider the subscription price as an indication of the current value of our company or our common stock. We cannot assure you that you will be able to sell shares purchased in this offering at a price equal to or greater than the subscription price.

[IF PRICED AT A DISCOUNT] THIS OFFERING MAY CAUSE THE PRICE OF OUR COMMON STOCK
TO DECREASE IMMEDIATELY, AND THIS DECREASE MAY CONTINUE.

          The subscription price per share equals ___% of the current market price of our common stock, determined by averaging the closing price of our common stock on Nasdaq for the ____ preceding trading days ending on ______,
2004. This discount, along with the number of shares we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of this offering.

AS A HOLDER OF COMMON STOCK, YOU MAY SUFFER SIGNIFICANT DILUTION OF YOUR
PERCENTAGE OWNERSHIP OF OUR COMMON STOCK.

          If you do not exercise your subscription rights and shares are purchased by other stockholders in this offering, your proportionate voting and ownership interest will be reduced and the percentage that your original shares represent of our expanded equity after exercise of the subscription rights will be diluted. For example, if you own 200,000 shares of our common stock before this offering, or approximately 4.58% of our outstanding common stock, and you exercise none of your subscription rights while all other subscription rights are exercised by other stockholders, then your percentage ownership would be reduced to approximately 2.29%. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you exercise your subscription rights.

ONCE YOU EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MAY NOT REVOKE SUCH EXERCISE
EVEN IF THERE IS A DECLINE IN OUR COMMON STOCK PRICE.

          The public trading market price of our common stock may decline after you elect to exercise your subscription rights. If that occurs, you will have committed to buy shares of common stock at a price above the prevailing market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.

YOU MAY NOT REVOKE THE EXERCISE OF YOUR RIGHTS EVEN IF WE DECIDE TO EXTEND THE
EXPIRATION DATE OF THE SUBSCRIPTION PERIOD.

          We may, in our sole discretion, extend the expiration date of the subscription period, but in no event more than 30 additional days. During any potential extension of time, our common stock price may decline below the subscription price and result in a loss on your investment upon the exercise of rights to acquire shares of our common stock. If the expiration date is extended after you send in your subscription forms and payment, you still may not revoke or change your exercise of rights.

YOU WILL NOT RECEIVE INTEREST ON SUBSCRIPTION FUNDS RETURNED TO YOU.

          If we cancel this offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

THE SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE AND THERE IS NO MARKET FOR THE
SUBSCRIPTION RIGHTS.

          You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law.
Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value.

YOUR PARTICIPATION IN THE OFFERING IS NOT ASSURED SINCE WE MAY TERMINATE THIS
OFFERING.

          Once you exercise your subscription rights, you may not revoke the exercise for any reason unless we amend this offering. If we decide to terminate the offering, we will not have any obligation with respect to the subscription rights except to return any subscription payments, without interest.

YOU NEED TO ACT PROMPTLY AND FOLLOW SUBSCRIPTION INSTRUCTIONS, OTHERWISE YOUR
SUBSCRIPTION MAY BE REJECTED.

          Stockholders who desire to purchase shares in this offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

YOU MAY NOT RECEIVE ALL OF THE SHARES YOU SUBSCRIBE OR OVER-SUBSCRIBE FOR.

          If an insufficient number of shares is available to fully satisfy all over-subscription privilege requests, the available shares will be distributed proportionately among rights holders who exercised their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription privilege. Also, pursuant to the terms of our charter, we believe that you will not be allowed to subscribe for a number of shares that would increase your ownership of our shares of common stock to 4.9% or above of our then outstanding shares of common stock, unless you already owned at least
5.0% of our common stock on the date such restriction became effective. See
"Questions and Answers About This Offering - WILL I ALWAYS RECEIVE THE FULL
NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?"

RISKS RELATING TO OUR BUSINESS:

CHANGES IN INTEREST RATES COULD HAVE A NEGATIVE EFFECT ON OUR OPERATING RESULTS.

          Our earnings depend substantially on "rate differentials," which are the differences between the rates we earn on loans, securities and other earning assets, and the interest rates we pay on deposits and other borrowings. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and the policies of various governmental and regulatory authorities. Changes in interest rates impact the level of loans, deposits and investments, the credit profile of existing loans, the rates received on loans and securities and the rates paid on deposits and borrowings.
Significant fluctuations in interest rates may adversely affect our financial condition and results of operations.

SIGNIFICANT NEW LAWS OR CHANGES IN EXISTING LAWS OR MONETARY POLICY AFFECTING
THE BANKING INDUSTRY COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR RESULTS OF
OPERATIONS.

          Our banking subsidiary, WebBank, is subject to extensive government regulation and supervision under various state and federal laws, rules and regulations, primarily under the rules and regulations of the FDIC and the State of Utah Department of Financial Institutions. These laws and regulations are designed primarily to protect depositors, borrowers, and the Bank Insurance Fund of the FDIC. WebBank's regulators maintain significant authority to impose requirements on WebBank's operations, such as limiting its activities or mandating that it hold increased capital. For example, WebBank's regulators recently required WebBank to obtain the prior non-objection of the FDIC and Utah
Department of Financial Institutions before developing new lines of activity or expanding existing lines of activity, as well as before making changes to its board of directors or senior executive officers. Objections to WebBank's lines of business, enactment of significant new laws, changes in existing laws or repeals of existing laws may cause WebBank's results to change materially. In addition, federal monetary policy, particularly as implemented through the
Federal Reserve System, such as changes in interest rates, could affect
WebBank's financial condition. Changes in interest rates can affect the number of loans WebBank originates, as well as the value of its loans and other interest-earning assets and the ability to realize gains on the sale of those assets and liabilities. Prevailing interest rates also affect the extent to which borrowers prepay loans owned by WebBank. When interest rates increase, borrowers are less likely to prepay their loans, and vice versa. WebBank may then be required to invest funds generated by those prepayments at less favorable interest rates. Increases in interest rates could hurt the ability of borrowers who have loans with floating interest rates to meet their increased payment obligations. If those borrowers were not able to make their payments, then WebBank could suffer losses, and its level of performing assets would decline.

OUR BUSINESS COULD BE HARMED IF CERTAIN ACCOUNTS RECEIVABLE FACTORING AND
SERVICE ARRANGEMENTS TERMINATE.

          At December 31, 2003, accounts receivable factoring constituted
WebBank's principal line of business. We have announced that a notice of termination has been issued with respect to a certain accounts receivable factoring arrangement, with the termination to be effective in May 2004, and that another accounts receivable program was terminated in February 2004. The accounts receivable factoring arrangement that is scheduled to be terminated effective May 2004 generated revenue and income in fiscal 2002 and 2003 which accounted for (a) substantially all of the revenue and income generated by our accounts receivable factoring operating segment for those years, and (b) a significant part of our income and revenue for those years. It is possible that the May 2004 termination may not take effect as provided in the termination notice and the arrangement may continue. However, in the event of termination, there can be no assurance that we will be able to successfully enter into a replacement arrangement or arrangements. We believe that the termination of the two accounts receivable factoring arrangements will have a significant adverse effect on our net income during 2004.

WE FACE SUBSTANTIAL COMPETITION IN OUR INDUSTRY SECTOR FROM BANKING AND
FINANCIAL INSTITUTIONS THAT HAVE LARGER AND GREATER FINANCIAL AND MARKETING
CAPABILITIES, WHICH MAY HINDER OUR ABILITY TO COMPETE SUCCESSFULLY.

          The banking and financial services businesses in our lines of business are highly competitive. The increasingly competitive environment is a result of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. We compete with many different banking and financial institutions, including:

          o    commercial and savings banks and savings and loan associations;
          o    credit unions;
          o    finance companies;
          o    brokerage and investment banking firms; and
          o    asset-based non-bank lenders.

          All of these entities are branches or subsidiaries of much larger organizations affiliated with statewide, regional or national banking companies, and as a result may have greater resources and lower cost of funds. There can be no assurance that we will be able to compete effectively in the future.

WE COULD SUSTAIN LOSSES IF WE INCORRECTLY ASSESS THE CREDITWORTHINESS OF
BORROWERS, GUARANTORS OR RELATED PARTIES.

          Our earnings are significantly affected by our ability to properly originate, underwrite and service loans. We could sustain losses if our borrowers, guarantors or related parties fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could hurt our business and financial condition.

WE ARE SUBJECT TO CREDIT AND INTEREST RATE RISK IN EXCESS OF AN AMOUNT
RECOGNIZED ON OUR BALANCE SHEET.

          We are a party to financial instruments with off-balance sheet risk.
In the normal course of business, these financial instruments include commitments to extend credit in the form of loans or through letters of credit.
Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. Commitments to extend credit are agreements to lend to a customer, provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.
Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We use the same credit policy in making commitments and conditional obligations as we do for on-balance sheet instruments. We evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the borrower. At December 31, 2003 and 2002, we had no undisbursed commercial loan commitments or consumer credit card loan commitments. For the same periods, our undisbursed accounts receivable factoring commitments totaled approximately $8,138,000 and $6,382,000, respectively.

WE MAY EXPAND INTO NEW NON-BANKING ACTIVITIES, WHICH WOULD EXPOSE US TO RISKS
ASSOCIATED WITH NEW BUSINESSES.

          We continue to consider new business opportunities, both bank-related and otherwise. We believe that an acquisition can help create value for stockholders through increased growth, as well as the utilization of our net operating losses. Accordingly, we may expand our operations into new non-banking activities in the future. Although we have experience in providing bank-related services, this expertise may not assist us in expansion into non-banking activities. As a result, we may be exposed to risks associated with new businesses, such as (1) a lack of market and product knowledge or awareness of other industry related matters and (2) an inability to attract and retain qualified employees with experience in these non-banking activities.

OUR BUSINESS COULD BE HARMED IF THERE IS A NON-FAVORABLE RESOLUTION TO THE LEGAL
PROCEEDING COMMENCED AGAINST US BY ANDREW WINOKUR.

          In January 2000, Mr. Winokur, a former executive officer, director and stockholder of Praxis Investment Advisors, Inc., one of our subsidiaries, filed a lawsuit in the Superior Court of the State of California, County of Napa. The
lawsuit alleges that Praxis breached its employment agreement with Mr. Winokur.
The lawsuit also asserts claims for interference with contract and unjust enrichment based upon his alleged wrongful termination. The lawsuit seeks damages of an unspecified amount and compliance by Praxis with the termination pay-out provisions in Mr. Winokur's employment agreement.

          On March  4, 2002, the lawsuit was submitted to binding arbitration.
The panel found no breach of contract and no intentional interference with Mr.
Winokur's contractual rights. However, the panel found that Mr. Winokur was entitled to the termination pay-out provision in his employment agreement. Under this provision, Mr. Winokur could potentially be entitled to receive certain compensation based on (i) an investment bank valuation of WebBank, if we accept such valuation, or (ii) the proceeds of a sale of WebBank, if we reject such valuation. While Mr. Winokur would not be entitled to receive any compensation in the event that the sale does not exceed a predetermined amount as provided in the employment agreement, which amount is defined as the amount of capital invested by the stockholders of Praxis and WebBank in such companies, plus a cumulative annual rate of return of ten percent as of the date of sale, we may be forced to sell WebBank if the sale price exceeds such predetermined amount, even if we do not want to sell WebBank. In addition, if the sale price of
WebBank exceeds the predetermined amount but is less than the investment bank valuation of WebBank, we may be required to sell WebBank at less than its value.
We do not have any alternative financing plans to make this payment in the event such payment is required.

          At the present time, Mr. Winokur has ceased to participate in the process of valuing WebBank. However, since there may be no time limitation on
Mr. Winokur's claim, the valuation process may proceed in the future and if we are required to make a payment, our business could be harmed.

                                       10

WARREN G. LICHTENSTEIN, OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THROUGH HIS
AFFILIATION WITH STEEL PARTNERS II, L.P., HAS THE ABILITY TO EXERT SIGNIFICANT
INFLUENCE OVER OUR OPERATIONS AND MAY HAVE INTERESTS THAT DIFFER FROM THOSE OF
OUR OTHER STOCKHOLDERS.

            Prior to this offering, Warren G. Lichtenstein, our Chairman and
Chief Executive Officer, owns 2,500 shares of our common stock. Mr.
Lichtenstein, as the sole managing member of the general partner of Steel
Partners II, L.P., is deemed to also beneficially own the shares of our common stock owned by Steel Partners II, L.P. Steel Partners II, L.P. beneficially owns
1,737,345 shares of our common stock, representing approximately 39.8% of our outstanding common stock prior to this offering. If no stockholders other than
Steel Partners II, L.P. exercise their subscription rights, Steel Partners II,
L.P. will purchase all of the shares in this offering, thereby increasing its ownership to approximately 70%. Mr. Lichtenstein, as sole managing member of the general partner of Steel Partners II, L.P., has sole investment and voting control over the shares beneficially owned by Steel Partners II, L.P. and thus has the ability to exert significant influence over our policies and affairs, including the election of our board of directors and the approval of any action requiring stockholder vote, such as amendments to our Certificate of
Incorporation and approving mergers or sales of substantially all of our assets, as well as matters where the interests of Mr. Lichtenstein and Steel Partners
II, L.P. may differ from the interests of our other stockholders in some respects.

STEEL PARTNERS II, L.P. RECENTLY FILED CERTAIN REQUIRED NOTICES WITH THE FDIC
AND THE UTAH DEPARTMENT OF FINANCIAL INSTITUTIONS RELATING TO STEEL PARTNERS II,
L.P.'S OWNERSHIP INTEREST IN US AND OUR ACQUISITION OF WEBBANK IN 1998, AND
THERE CAN BE NO ASSURANCE AS TO WHAT ACTION THE FDIC OR THE UTAH DEPARTMENT OF
FINANCIAL INSTITUTIONS MAY TAKE.

          Steel Partners II, L.P. has advised us that it, and certain of its affiliates, have recently filed certain required notices with the Federal
Deposit Insurance Corporation (FDIC) under the federal Change in Bank Control
Act, as well as with the Utah Department of Financial Institutions. The obligation to file these notices arises in connection with Steel Partners II,
L.P.'s ownership interest in us and our acquisition of WebBank in 1998. These notices are being reviewed by the FDIC and the Utah Department of Financial
Institutions. Steel Partners II, L.P. believes that the filing of these notices is not expected to have any direct effect on us, or WebBank, but relates to bank holding company requirements resulting from Steel Partners II, L.P.'s ownership interest in us. There can be no assurance, however, as to what, if any, action the FDIC or the Utah Department of Financial Institutions may take, which actions may include requiring Steel Partners II, L.P. to sell some or all of its holdings of our shares.

                           FORWARD-LOOKING STATEMENTS

          We believe that certain statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are considered prospective. The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995:

          o    statements before, after or including the words "may," "will,"
               "could," "should," "believe," "expect," "future," "potential,"
               "anticipate," "intend," "plan," "estimate" or "continue" or the negative or other variations of these words, and

          o    other statements about matters that are not historical facts.

          We may be unable to achieve the future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. See "Risk Factors" on page
7. Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                                       11

                                    BUSINESS

OVERVIEW

          WebFinancial Corporation (formerly Rose's Holdings, Inc.) was incorporated in 1997 to act as a holding company for Rose's Stores, Inc., an operator of general merchandise discount stores. On December 2, 1997, we sold all of the outstanding capital stock of Rose's Stores, Inc.

          On August 31, 1998, we acquired, through WebFinancial Holdings
Corporation, a wholly-owned subsidiary of ours, 90% of the outstanding common stock of WebBank, a Utah industrial loan corporation, pursuant to an assignment from Praxis Investment Advisers, LLC of a stock purchase agreement, between
Praxis and Block Financial Corporation, relating to the purchase by Praxis of all of the issued and outstanding shares of common stock of WebBank. Pursuant to the assignment, we paid Block Financial $5,071,000 (including $288,000 of acquisition costs) for the shares of WebBank's common stock.

          On August 31, 1998, we formed Praxis Investment Advisers, Inc. that together with WebFinancial Holdings and Andrew Winokur, the then holder of the
10% of Praxis that we did not own, entered into a management agreement. The management agreement provided that Praxis may make recommendations to and consult with the management and board of director of WebBank about the deployment of WebBank's capital, the development of its business lines, its acquisition of assets and its distributions to its stockholders. During 2000, we significantly reduced the level of operations of Praxis and terminated the management agreement.

          On May 26, 1999, we formed a wholly owned subsidiary, WebFinancial
Government Lending, Inc., to hold and service U.S. Department of Agriculture
Loans. In April 2000, WebFinancial Government Lending transferred the majority of its loan portfolio to WebBank in exchange for 28% of WebBank's common stock.
WebFinancial Government Lending has not actively engaged in loan originations since that time.

          Our principal executive offices are located at 590 Madison Avenue,
32nd Floor, New York, New York 10022 and our telephone number is (212) 758-3232.

DESCRIPTION OF BUSINESS

          We operate, through our subsidiaries, in niche banking markets.
WebBank, provides commercial and consumer specialty finance transactions.
WebBank is authorized by the Federal Deposit Insurance Act to charge interest
(including periodic rates, late fees and prepayment fees) allowed by Utah law on loans made to borrowers who reside anywhere in the country. Any inconsistent state law limits are preempted by federal law, except for loans made in states that have opted out of the preemption (i.e., Iowa and Puerto Rico). WebBank is a small, business oriented institution insured by the Federal Deposit Insurance
Corporation (FDIC) and examined and regulated by the FDIC and the State of Utah
Department of Financial Institutions.

          Part of the business plan of WebBank represents a non-traditional approach to generating growth within the context of the regulatory standards of safety and soundness. Prudent business goals and protection of WebBank's charter are the key elements of our business strategy for WebBank. Pursuant to this strategy, WebBank has focused on several lines of business as described below:

          o    ACCOUNTS RECEIVABLE FACTORING. At December 31, 2003, accounts receivable factoring constituted WebBank's principal line of business. Factoring is a form of collateral-based commercial lending in which companies sell their receivables to a lender, principally to secure working capital. The receivables are paid directly to the lender. WebBank is engaged in accounts receivable factoring utilizing a sourcing and servicing company. We have announced that a notice of termination has been issued with respect to a certain accounts receivable factoring arrangement, with the termination to be effective in May 2004, and that another accounts receivable program was terminated in February
               2004. The accounts receivable factoring arrangement that is scheduled to be terminated effective May 2004 generated revenue and income in fiscal 2002 and 2003 which accounted for (a)
               substantially all of the revenue and income generated by our accounts receivable factoring operating segment for those years,

                                       12

               and (b) a significant part of our income and revenue for those years. It is possible that the May 2004 termination may not take effect as provided in the termination notice and the arrangement may continue. We believe that the termination of the two accounts receivable factoring arrangements will have a significant adverse effect on our net income during 2004. In the event of the
               scheduled May 2004 termination, accounts receivable factoring will no longer be, at that time, WebBank's principal line of business and there can be no assurance that we will be able to successfully enter into a replacement arrangement or
               arrangements. WebBank is currently considering potential options to remain in the accounts receivable factoring business.

          o    PRIVATE LABEL STUDENT LENDING. This is a secondary product line in which WebBank is involved. It is an alternative to federally subsidized student loan programs. A third party sourcing company is engaged to source these loans. WebBank provides funding to the students and sells the loans to the third party shortly after origination of each loan. The third party sourcing company engaged to source private label student loans on behalf of
               WebBank has given notice to WebBank that it will not renew the arrangement. Consequently, this arrangement will terminate at the conclusion of its current term on May 31, 2004. See "Note 20 -
               Subsequent Events" to our Consolidated Financial Statements. This
               product represented 2.6% and 3.9% of our revenues in 2003 and
               2002, respectively.

          o    ELECTIVE MEDICAL AND DENTAL TREATMENT LENDING. This is another secondary product line. This is a form of unsecured consumer lending that allows customers to finance elective surgery or other treatments not covered under traditional health insurance plans. A third party company is engaged to source these loans.
               WebBank provides funding to the patients and sells the loans to the third party shortly after origination of each loan.

          o    USDA BUSINESS AND INDUSTRY (B&I) LENDING. This is a commercial loan product of which 70% to 90% is guaranteed by the full faith and credit of the Federal government. The loan program is
               administered by the United States Department of Agriculture to
               assist businesses located in rural areas (under 50,000
               population) to promote industrial modernization and job creation.
               Originations of new B&I loans were discontinued by WebBank in
               2001. However, WebBank continues to service loans in its existing portfolio and for several other investors. If the accounts receivable factoring arrangement is terminated in May 2004 as described above, the collection of the remaining B&I Loans in
               WebBank's existing portfolio would temporarily become WebBank's principal line of business.

          We continue to evaluate our different business lines and consider various alternatives to maximize the aggregate value of our businesses and increase stockholder value, including seeking acquisitions and/or merger transactions, as well as product line extensions, additions and/or divestitures.
No firm commitments have been realized and no binding letters of intent have been signed at this time. There can be no assurance that we will be able to accomplish any of these alternatives and be profitable.

COMPETITION

          The banking and financial services industry is highly competitive. The increasingly competitive environment is primarily attributable to changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. We compete for loans, deposits and customers with other commercial banks, thrift institutions, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader range of financial services than us.

REGULATION

          WebBank is regulated by Federal and state banking agencies including the FDIC and the State of Utah Department of Financial Institutions. As a
result, WebBank is subject to various regulatory capital requirements administered by the Federal and state banking agencies. Failure to meet minimum capital requirements can result in the initiation of certain actions by regulators that, if undertaken, could have a direct material effect on WebBank's

                                       13

and our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, WebBank must meet specific capital guidelines that involve quantitative measures of WebBank's assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. WebBank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Management believes that, as of December 31,
2003, WebBank met all capital adequacy requirements to which it is subject.

EMPLOYMENT

          As of April 7, 2004, we had 5 employees, all of whom were full-time employees. We believe that our employee relations are satisfactory. Steel
Partners, Ltd., an entity controlled by our Chairman of the Board and Chief
Executive Officer, provides certain management, consulting and advisory services to us pursuant to a Management Agreement. James Henderson, our President and
Chief Financial Officer, provides management, accounting and financial services to WebBank pursuant to an Employee Allocation Agreement between WebBank and
Steel Partners, Ltd. See "Certain Relationships and Related Transactions."

PROPERTIES

          We occupy office space located at 590 Madison Avenue, 32nd Floor, New
York, New York 10022 pursuant to a Management Agreement with Steel Partners,
Ltd. See "Certain Relationships and Related Transactions." We have the non-exclusive right to use the office space along with Steel Partners, Ltd. and several other entities.

          On March  20, 2000, WebBank entered into a lease for 4,630 square feet of headquarters office space in Salt Lake City, Utah. The lease runs through
March  19, 2005.

          We believe that the facilities are adequate for our current needs and that suitable additional space will be available as required.

LEGAL PROCEEDINGS

          See "Risk Factors - Our business could be harmed if there is a non-favorable resolution to the legal proceeding commenced against us by Andrew
Winokur."

                                 USE OF PROCEEDS

          The gross proceeds from the exercise of the subscription rights in this offering will be approximately $10.0 million, if all of the subscription rights are exercised. If only 10% or 50% of the subscription rights are exercised, then the gross proceeds in this offering will be $1.0 million and
$5.0 million, respectively. We will use the proceeds of this offering for working capital and general corporate purposes.

                                       14

                                 CAPITALIZATION

          The following table sets forth our summary capitalization as of
December 31, 2003 on an historical basis and should be read in conjunction with our financial statements and notes thereto incorporated by reference into this prospectus. The table also includes our capitalization on a pro forma basis assuming the completion of 10%, 50% and 100% of this offering.

                                                                                    PRO FORMA      PRO FORMA     PRO FORMA
                                                                   ACTUAL            FOR 10%        FOR 50%      FOR 100%
                                                                   ------            --------      ---------     --------
                                                               (IN THOUSANDS)     (IN THOUSANDS) (IN THOUSANDS) (IN THOUSANDS)
Liabilities
Deposits.....................................................     $11,917            $11,917       $11,917       $11,917
Other liabilities............................................         377                377           377           377
                                                               -------------------------------------------------------------

            Total liabilities................................      12,294             12,294        12,294        12,294
                                                               -------------------------------------------------------------

Stockholders' equity:
      Common stock, $.001 par value,
      authorized 50,000,000 shares, issued
      4,366,866..............................................           4
      Paid-in capital........................................      36,606
      Accumulated deficit....................................     (22,974)
      Accumulated other comprehensive income (loss)..........          55
                                                               -------------------------------------------------------------
                                                                   13,691
            Total Stockholders' equity.......................
                                                               -------------------------------------------------------------

Total capitalization.........................................     $25,985
                                                               =============================================================

                                       15

                           PRICE RANGE OF COMMON STOCK

          Our common stock has been listed on the Nasdaq Stock Market's SmallCap
Market under the symbol "WEFN" since November 15, 1996. On April 7, 2004, the closing price of our common stock was $2.65 per share. The following table shows the common stock's high and low sales prices on Nasdaq for the periods indicated.

            PERIOD                                  HIGH SALE     LOW SALE

        2002:
        -----
        First Quarter                                 $2.67        $2.05
        Second Quarter                                 2.40         1.30
        Third Quarter                                  2.28         1.31
        Fourth Quarter                                 2.71         1.56

        2003:
        -----
        First Quarter                                 $2.70        $1.73
        Second Quarter                                 2.63         1.70
        Third Quarter                                  2.85         2.00
        Fourth Quarter                                 2.70         2.10

        2004:
        -----
        First Quarter                                $3.47        $2.35
        Second Quarter (through April 7, 2004)       $2.80        $2.61

          On April 7, 2004 there were approximately 463 record holders of our common stock.

          We have not paid cash dividends on our common stock in 2004, 2003 or
2002. We intend to retain any future earnings for working capital needs and to finance potential future acquisitions, and presently do not intend to pay cash dividends on our common stock for the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

          The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. Historical results are not necessarily indicative of the operating results of any future period.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

            At December 31, 2003, accounts receivable factoring constituted
WebBank's principal line of business. WebBank is engaged in accounts receivable factoring utilizing a sourcing and servicing company. We have announced that a notice of termination has been issued with respect to a certain accounts receivable factoring arrangement, with the termination to be effective in May
2004, and that another accounts receivable program was terminated in February
2004. The accounts receivable factoring arrangement that is scheduled to be terminated effective May 2004 generated revenue and income in fiscal 2002 and
2003 which accounted for (a) substantially all of the revenue and income generated by our accounts receivable factoring operating segment for those years, and (b) a significant part of our income and revenue for those years. It is possible that the May 2004 termination may not take effect as provided in the termination notice and the arrangement may continue. We believe that the termination of the two accounts receivable factoring arrangements will have a significant adverse effect on our net income during 2004. We expect that if the
May 2004 termination becomes effective during the second quarter of 2004,
WebBank will (a) not generate any gain or loss from the May 2004 termination as the sourcing and servicing company has elected to purchase the portfolio of accounts receivable at WebBank's net book value, and (b) generate approximately
$5.9 million of cash as a result of the sale of the portfolio. It is also

                                       16

anticipated that the cash generated by the subject termination will be used to retire Certificates of Deposit as they mature.

          Net income was $2,109,000, or $.48 per common share, for the year ended December 31, 2003, compared to net income of $459,000, or $.11 per common share, for the year ended December 31, 2002. A summary of comparative changes in the major components of net income between the two years is provided below.

          INTEREST INCOME. Interest income increased by $1,543,000, or 57%, from
2002 to 2003. This increase was primarily due to a $1,771,000, or 124%, increase in interest and fees from purchased factoring receivables. Interest and fee income on the loan portfolio decreased by $220,000, or 20%.

          The majority of the increase in interest income occurred at WebBank.
In January 2002, WebBank began a new accounts receivable factoring program (the
"Factoring Program"). The Factoring Program resulted in an average balance of outstanding purchased factoring receivables of $2,976,000 with an average yield of 45.2% and interest income of $1,345,000 during 2002. Later in 2002,
WebFinancial Corporation also began purchasing participations in factoring accounts receivable, generating interest income of $84,000 for the year. In
2003, the average balance of outstanding purchased factoring receivables from the Factoring Program was $6,221,000 with an average yield of 49.7% and interest income of $2,984,000. WebFinancial Corporation continued to purchase participations in factoring accounts receivable during 2003, generating interest income of $216,000 for the year. As discussed above, the factoring program included two factoring agreements that have been terminated.

          The decrease in interest and fees on the loan portfolio was due to a decrease in average balances of loans at WebBank from $10,378,000 in 2002 to
$8,034,000 in 2003. WebBank discontinued originations of commercial loans in
2001.

          INTEREST EXPENSE. Interest expense remained approximately the same from 2002 to 2003. All of our interest expense was incurred by WebBank during both years. Although WebBank's average deposits increased from $12,501,000 in
2002 to $13,333,000 in 2003, the average interest rate paid on those deposits decreased from 2.70% to 2.50%.

          PROVISION FOR CREDIT LOSSES. The credit loss provision increased from a credit of $(60,000) in 2002 to a provision of $394,000 in 2003. The primary reason for the increase was a higher level of charge offs in the Factoring
Program. During 2003, a total of $600,000 of factored receivables were charged off versus $0 in 2002. The increased provision for credit losses was required to restore the allowance for credit losses to an adequate level following the charge offs in 2003. Additionally, amortization and pay downs of commercial loans reduced the amount needed to replenish the allowance for credit losses in
2003 and created a $60,000 credit loss credit in 2002.

            NONINTEREST INCOME. Noninterest income increased from $1,161,000 in
2002 to $1,580,000 in 2003, a change of $419,000, or 36%. Most of the increase was due to gains on sale of equity securities by WebFinancial Corporation. In
2003, a gain on securities of $891,000 at WebFinancial Corporation was partially offset by a loss on sale of other assets of $80,000 at WebBank. In 2002, a gain on sale of securities at WebFinancial Corporation of $318,000 was supplemented by a gain on sale of other assets of $90,000 at WebBank.

            Miscellaneous income decreased from $441,000 in 2002 to $275,000 in
2003. The primary difference between years was a $112,000 recovery in 2002 of a security written off in a prior year.

            NONINTEREST EXPENSES. Noninterest expense increased from $3,096,000 in 2002 to $3,623,000 in 2003, a change of $527,000, or 17%. The primary reasons for the increase were a $334,000 loss on impairment of securities available-for-sale in 2003 and a $268,000 increase between years in management and broker fees incurred in the Factoring Program.

            INCOME TAXES. Income tax benefits of $(756,000) and $(10,000) were recorded in 2003 and 2002, respectively. During 2003, we reduced our valuation reserve for a deferred tax asset by $1,302,000 resulting in a deferred tax benefit of $(757,000) offset by a current tax provision of $1,000. In 2002, we recorded a current tax benefit of $(10,000).

LIQUIDITY AND CAPITAL RESOURCES

          At December 31, 2003 and December 31, 2002, our cash and cash equivalents totaled $7,245,000 and $6,546,000, respectively. The cash balances at December 31, 2003 and December 31, 2002 included liquidity to fund expected

                                       17

growth in purchased receivables. However, notices of termination have been given with respect to two agreements included in the factoring program and, based on the terms of the factoring agreements, the other parties to the factoring agreements have the right to purchase our current portfolio of purchased receivables. One party purchased approximately $500,000 of the factoring portfolio in February 2004. We used the proceeds to reduce outstanding certificates of deposit. If the remainder of the receivables are purchased, we also intend to use those proceeds to reduce the outstanding certificates of deposit as they mature. Funding for WebBank is obtained primarily from certificates of deposit obtained through brokers and from a $500,000 unsecured line of credit with a local correspondent bank. Management believes that our current cash and cash equivalent balances, expected operating cash inflows, and
WebBank borrowing sources are adequate to meet our liquidity needs through at least the next 12 months.

          The purpose of this offering is to raise up to $10 million to be used as additional working capital for our business and general corporate purposes.

          Our officers and Steel Partners, Ltd., an entity controlled by our
Chairman, devote significant time to our administration and exploring potential acquisition and other business opportunities. There can be no assurance that we will be able to acquire an additional business, or that such business will be profitable. In order to finance an acquisition, we may be required to incur or assume indebtedness or issue securities.

OFF-BALANCE SHEET ARRANGEMENTS

          We are a party to financial instruments with off-balance sheet risk.
In the normal course of business, these financial instruments include commitments to extend credit in the form of loans or through letters of credit.
Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. Commitments to extend credit are agreements to lend to a customer, provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.
Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We use the same credit policy in making commitments and conditional obligations as they do for on-balance sheet instruments. We evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the borrower. At December 31, 2003 and 2002, we had no undisbursed commercial loan commitments or consumer credit card loan commitments. For the same periods, our undisbursed accounts receivable factoring commitments totaled approximately $8,138,000 and $6,382,000, respectively.
Notices of termination have been issued with respect to certain accounts receivable factoring and service arrangements. See "Risk Factors - Our business could be harmed if a certain accounts receivable factoring and servicing arrangement terminates" and "Note 20 - Subsequent Events" to our Consolidated
Financial Statements.

CRITICAL ACCOUNTING ISSUES

ALLOWANCE FOR CREDIT LOSSES

          Management utilizes a comprehensive loan grading system to determine risk potential in its loan portfolio. Determination of the allowance is inherently subjective as it requires significant estimates, including the amounts and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on historical loss experience, and consideration of current economic trends, all of which may be susceptible to significant change. See Notes 1, 3 and 4 of the Notes to Consolidated Financial
Statements for a description of the methodology used by us to determine the required allowance for credit losses, a discussion of risks associated with the process, and additional information regarding the allowance and associated provision.

EQUITY SECURITIES AVAILABLE FOR SALE

          We, both directly and through its WebBank subsidiary, have investments in equity securities. Available-for-sale securities are recorded at fair value.
Unrealized holding gains or losses on available-for-sale securities are excluded from earnings and reported, until realized, in accumulated other comprehensive income (loss) as a separate component of stockholders' equity. A decline in the

                                       18

market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security. Determination of whether a decline in market value is other than temporary may be subjective because it requires significant estimates of the projected financial condition of the issuer, of the industry in which the issuer operates, and of local, regional, and national economies. See Notes 1 and 2 of the Notes to Consolidated Financial
Statements for a description of the methodology used by us to determine the cost and fair value of equity securities available for sale.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

          In April 2003, the FASB issued SFAS No. 149, "Accounting for
Derivative Instruments and Hedging Activities." SFAS No. 149 amends SFAS No.
133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No.
149 improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and should be applied prospectively. We adopted SFAS No. 149 with no material impact on our financial condition or results of operations for the year ended December 31, 2003.

          In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain
Financial Instruments with Characteristics of both Liabilities and Equity." SFAS
No. 150 improves financial reporting by establishing standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We adopted
SFAS No. 150 with no material impact on our financial condition or results of operations for the year ended December 31, 2003.

          We adopted Emerging Issues Task Force (EITF) 03-1, "The Meaning of
Other than Temporary Impairment and Its Application to Certain Investments," as
of December 31, 2003. EITF 03-1 includes certain disclosures regarding quantitative and qualitative disclosures for investment securities accounted for under FAS 115, "Accounting for Certain Investments in Debt and Equity
Securities," that are impaired at the balance sheet date, but an other-than-temporary impairment has not been recognized. The disclosure requires a table of securities which have unrealized losses as of the reporting date, distinguished between securities which have been in a continuous unrealized loss position for 12 months or more and less than 12 months. The table is to include aggregate unrealized losses and fair value of securities whose fair value are below book value as of the reporting date. Additional information, in narrative form, is required that provides sufficient information to allow financial statement users to understand the quantitative disclosures and the information that the investor considered in reaching the conclusion that the impairments are not other than temporary. At December 31, 2003, we did not have any unrealized losses on investment securities.

                                       19

                                  THE OFFERING

          Our Board of Directors has proposed that we attempt to raise equity capital through this offering to all of our stockholders and to use the proceeds from the subscription of such rights for working capital and general corporate purposes. The Board declared a dividend of rights to purchase our common stock to holders of record as of March  19, 2004. Through this prospectus, we are offering the shares of common stock that rights holders may purchase upon exercising such subscription rights.

REASONS FOR THIS OFFERING

          In approving this offering, our Board of Directors carefully considered our need for additional capital and several alternative capital raising methods, including a credit facility and a private placement of equity securities. A credit facility was determined not to be feasible because members of our Board, who are financially sophisticated, did not believe it was available to us, and a private placement was deemed too costly. The Board also considered that as a result of this offering, Steel Partners' ownership of our common stock could increase from approximately 39.8% to over 50%, as well as the potential dilution of the ownership percentage of our current common stockholders caused by this offering. While the ownership percentage of our current common stockholders may decrease, the Board considered that the magnitude of this dilution would be subject to, and dependent upon, the decision of each common stockholder whether to exercise their subscription rights for additional shares of our common stock in this offering.

          After weighing the factors discussed above and the effect of this offering of generating approximately $10.0 million (less expenses related to the offering) in additional capital for us, assuming that all of the subscription rights are exercised, the board of directors believes that this offering is the best alternative for capital raising and is in the best interests of our company and our stockholders. As described in "Use of Proceeds," the proceeds of this offering are intended to be used for additional working capital for our business and other general corporate purposes.

          Our Board of Directors believes that this offering will ultimately strengthen our financial condition through generating additional cash and increasing our stockholders' equity. See "Use of Proceeds" and "Capitalization."
However, our Board of Directors is not making any recommendation as to whether you should exercise your subscription rights.

SUBSCRIPTION RIGHTS

          BASIC SUBSCRIPTION PRIVILEGE. We distributed to the holders of record of our common stock, at the close of business on March  19, 2004, at no charge, one nontransferable subscription right for each share of our common stock they own. The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the holder to purchase ___ shares of our common stock. You are not required to exercise any or all of your subscription rights.

          If, pursuant to your exercise of your subscription rights, the number of shares of common stock you are entitled to receive would result in your receipt of fractional shares, the aggregate number of shares issued to you will be rounded down to the nearest whole number. You will not receive cash in lieu of fractional shares.

          OVER-SUBSCRIPTION PRIVILEGE. Subject to the allocation described below, each subscription right also grants each subscription rights holder an over-subscription privilege to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to the other rights holders' basic subscription privileges. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription privilege in full.

          If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription certificate. When you send in your subscription certificate, you must also send the full purchase price for the number of additional shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege).
If the number of shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all requests for shares pursuant to over-subscription privileges, you will be allocated additional shares pro-rata

                                       20

(subject to elimination of fractional shares), based on the number of shares you purchased through the basic subscription privilege in proportion to the total number of shares that you and other over-subscribing stockholders purchased through the basic subscription privilege. However, if your pro-rata allocation exceeds the number of shares you requested on your subscription certificate, then you will receive only the number of shares that you requested, and the remaining shares from your pro-rata allocation will be divided among other rights holders exercising their over-subscription privileges. Also, pursuant to the terms of our charter, we believe that you will not be allowed to subscribe for a number of shares that would increase your ownership of our shares of common stock to 4.9% or above of our then outstanding shares of common stock, unless you already owned at least 5.0% of our common stock on the date such restriction became effective. See "Questions and Answers About This Offering -
WILL I ALWAYS RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?"

          As soon as practicable after the expiration date, Wachovia Bank, N.A., acting as our subscription agent, will determine the number of shares of common stock that you may purchase pursuant to the over-subscription privilege. You will receive certificates representing these shares as soon as practicable after the expiration date and after all pro-rations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund that overpayment, without interest. In connection with the exercise of the over-subscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights that have been exercised, and the number of shares of common stock that are being requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.

SUBSCRIPTION PRICE

          The subscription price for a subscription right is $_____ per share.
The per share price equals ___% of the current market price of our common stock, determined by averaging the closing price of our common stock on Nasdaq for the
______ preceding trading days ending on _____, 2004. The subscription price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the cash subscription price by reason of changes in the trading price of our common stock prior to the closing of this offering.

DETERMINATION OF SUBSCRIPTION PRICE

          Our board of directors set all of the terms and conditions of this offering, including the subscription price, which was based on the recommendation of a special committee of directors, excluding those directors affiliated with Steel Partners who did not participate (in their capacity as directors) in the consideration or voting with respect to these matters. In establishing the subscription price, our board of directors considered the following factors:

          o    strategic alternatives for capital raising,

          o    the market price of our common stock,

          o    the pricing of similar transactions,

          o    the amount of proceeds desired,

          o    our business prospects,

          o    our recent and anticipated operating results, and

          o    general conditions in the securities markets.

          We determined the ___% [premium][discount] to our current market price after taking into account the preceding factors. We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the subscription price for the offering. You should not consider the subscription price as an indication of the value of our company or our common stock. We cannot assure you that you will be able to sell shares purchased during this offering at a price equal to or greater than the subscription price. On April
7, 2004, the closing sale price of our common stock was $2.65 per share.

                                       21

EXPIRATION DATE, EXTENSIONS AND TERMINATION

          You may exercise your subscription right at any time before 5:00 p.m.,
New York City time, on _____, 2004, the expiration date for this offering.
However, we may extend the offering period for exercising your subscription rights from time to time in our sole discretion, but in no event more than 30 additional days. If you do not exercise your subscription rights before the expiration date, your unexercised subscription rights will be null and void. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the expiration date, regardless of when you transmitted the documents, unless you have timely transmitted the documents under the guaranteed delivery procedures described below.

          We have the sole discretion to extend the expiration date from time to time by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of this offering, we will issue a press release announcing the extension no later than
9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

WITHDRAWAL AND AMENDMENT

          We reserve the right to withdraw or terminate this offering at any time for any reason. In the event that this offering is withdrawn or terminated, all funds received from subscriptions by stockholders will be returned. Interest will not be payable on any returned funds.

          We reserve the right to amend the terms of this offering. If we make an amendment that we consider significant, we will:

          o    mail notice of the amendment to all stockholders of record as of the record date;

          o    extend the expiration date by at least 10 days; and

          o    offer all subscribers no less than 10 days to revoke any
               subscription already submitted.

          The extension of the expiration date will not, in and of itself, be treated as a significant amendment for these purposes.

METHOD OF SUBSCRIPTION - EXERCISE OF SUBSCRIPTION RIGHTS

          You may exercise your subscription rights by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on
______, 2004, the date on which the rights expire:

          o    your properly completed and executed rights certificate with any required signature guarantees or other supplemental
               documentation; and

          o    your full subscription price payment for each share subscribed for under your basic subscription privilege and your
               over-subscription privilege.

You should read and follow the instructions accompanying the rights certificate carefully.

SIGNATURE GUARANTEE MAY BE REQUIRED

          Your signature on each rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or
from a commercial bank or trust company having an office or correspondent in the
United States, subject to standards and procedures adopted by the subscription agent, unless:

          o    your rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

          o    you are an eligible institution.

                                       22

DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

          You should deliver your rights certificate and payment of the subscription price or, if applicable, notice of guaranteed delivery, to the subscription agent by mail or by overnight courier to:

                           By Mail:
                           --------
                           Wachovia Bank, N.A.
                           Corporate Actions - NC 1153
                           1525 West W.T. Harris Boulevard, Building 3C3
                           Charlotte, North Carolina 28288-1153
                           Telephone:  (800) 829-8432

                           By Courier:
                           -----------
                           Wachovia Bank, N.A.
                           Corporate Actions - NC 1153
                           1525 West W.T. Harris Boulevard, Building 3C3
                           Charlotte, North Carolina 28262-1153
                           Telephone:  (800) 829-8432

          You are responsible for the method of delivery of your rights certificate(s) with your subscription price payment to the subscription agent.
If you send your rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this offering expires.

          Do not send your rights certificate(s) and subscription price payment to us. Your delivery to an address other than the address set forth above will not constitute valid delivery.

METHOD OF PAYMENT

          Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing (or over-subscribing) for by either:

          o    bank draft (cashier's check) drawn upon a U.S. bank or money order payable to the subscription agent; or

          o    wire transfer of immediately available funds, to the subscription account maintained by the subscription agent at:

                           Wachovia Bank, N.A.
                           Charlotte, North Carolina
                           ABA # 053 000 219
                           Acct # 5000000005093
                           Acct Name:  WebFinancial
                           Ref: Stockholder name and number of shares subscribed
                                for

RECEIPT OF PAYMENT

          Your payment will be considered received by the subscription agent only upon:

          o    receipt by the subscription agent of any certified check or bank draft drawn upon a United States bank, any money order or any funds transferred by wire transfers, or

          o    receipt of good funds in the subscription agent's account
               designated above.

   PLEASE NOTE THAT FUNDS MAY NOT BE PAID FOR BY UNCERTIFIED PERSONAL CHECK .

CALCULATION OF SUBSCRIPTION RIGHTS EXERCISED

          If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with

                                       23

respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent.

YOUR FUNDS WILL BE HELD BY THE SUBSCRIPTION AGENT UNTIL SHARES OF COMMON STOCK
ARE ISSUED

          The subscription agent will hold your payment of the subscription price payment in a segregated account with other payments received from other rights holders until we issue your shares to you. If this offering is not completed, or we do not apply your full subscription price payment to your purchase of shares of our common stock, the subscription agent will return promptly, without interest, all excess subscription payments.

NO REVOCATION

          Once you have exercised your subscription privileges, you may not revoke your exercise. Subscription rights not exercised prior to the expiration date of this offering will expire.

NON-TRANSFERABILITY OF THE SUBSCRIPTION RIGHTS

          Except in the limited circumstances described below, only you may exercise the basic subscription privilege and the over-subscription privilege.
You may not sell, give away or otherwise transfer the basic subscription privilege or the over-subscription privilege.

          Notwithstanding the foregoing, your rights may be transferred by operation of law; for example, a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of this offering.

ISSUANCE OF STOCK CERTIFICATES

          Stock certificates for shares purchased in this offering will be issued as soon as practicable after the expiration date. Our subscription agent will deliver subscription payments to us only after consummation of this offering and the issuance of stock certificates to our stockholders that exercised rights. Unless you instruct otherwise in your subscription certificate form, shares purchased by the exercise of subscription rights will be registered in the name of the person exercising the rights.

GUARANTEED DELIVERY PROCEDURES

          If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent on or before the time your subscription rights expire, you may exercise your subscription rights by the following guaranteed delivery procedures:

          o    deliver your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth in "Method of Payment" to the subscription agent on or prior to the expiration date;

          o    deliver the form entitled "Notice of Guaranteed Delivery,"
               substantially in the form provided with the "Instructions as to
               Use of Rights Certificates" distributed with your rights
               certificates, at or prior to the expiration date; and

          o    deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder
               certification, if applicable, with any required signatures guaranteed, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery.

          Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to Use of Rights Certificates, which will be distributed to you with your rights certificate. Your Notice of
Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the subscription agent.

                                       24

          In your Notice of Guaranteed Delivery, you must state:

          o    your name;

          o    the number of subscription rights represented by your rights certificates and the number of shares of our common stock you are subscribing (and over-subscribing) for; and

          o    your guarantee that you will deliver to the subscription agent any rights certificates evidencing the subscription rights you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

          You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificates at the address set forth above under "Delivery of Subscription Materials and Payment." Alternatively, you
may transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission (Facsimile No.: (704) 590-7628). To confirm facsimile deliveries, you may call (800) 829-8432.

          Please call the information agent to request any additional copies of the form of Notice of Guaranteed Delivery you may need.

DETERMINATIONS REGARDING THE EXERCISE OF YOUR SUBSCRIPTION RIGHTS

          We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your subscription rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine. In such event, we will treat any identical defects or irregularities the same way for all stockholders. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

          Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of this offering or in proper form. We will also not accept your exercise of rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

          If you are given notice of a defect in your subscription, you will have five business days after the giving of notice to correct it. You will not, however, be allowed to cure any defect later than 5:00 p.m., New York City time, on ________, 2004. We will not consider an exercise to be made until all defects have been cured or waived.

NOTICE TO BANKERS, TRUSTEES OR OTHER DEPOSITARIES

          If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others at the close of business on the record date, you should notify the respective beneficial owners of such shares of this offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to the subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the accounts of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee
Holder Certification" which we will provide to you with your offering materials.

NOTICE TO BENEFICIAL OWNERS

          If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you

                                       25

of this offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee exercise your subscription rights, you should contact your nominee and request it to effect the transaction for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other offering materials.
If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you.

SHARES OF COMMON STOCK OUTSTANDING AFTER THIS OFFERING

          Upon the issuance of the shares of common stock offered in this offering (assuming that all of the subscription rights are exercised), 8,733,732 shares of common stock will be issued and outstanding. This would represent an approximate 100% increase in the number of outstanding shares of common stock.
If only 10% or 50% of the subscription rights are exercised, then 4,803,552 and
6,550,299 shares of common stock will be issued and outstanding, respectively, which represents an approximate 10% and 50% increase in the number of outstanding shares of common stock, respectively.

EFFECTS OF OFFERING ON OUR STOCK OPTION PLANS AND OTHER PLANS

          As of April 7, 2004, there were outstanding options to purchase 72,976 shares of our common stock issued or committed to be issued pursuant to stock options granted by us. None of the outstanding options have anti-dilution or other provisions for adjustment to exercise price or number of shares which will be automatically triggered by this offering. Each outstanding and unexercised option will remain unchanged and will be exercisable for the same number of shares of common stock and at the same exercise price as before this offering.

RELATIONSHIP WITH STEEL PARTNERS

          Pursuant to the terms of a management agreement, Steel Partners, Ltd.
provides us with office space and certain management, consulting and advisory services. The management agreement is automatically renewable on an annual basis unless terminated by either party, for any reason, upon at least 60 days written notice. The agreement also provides that we will indemnify, save and hold Steel
Partners, Ltd. harmless from and against any obligation, liability, cost or damage resulting from its actions under the terms of such agreement, except to the extent occasioned by gross negligence or willful misconduct of its officers, directors or employees.

          In addition, Jim Henderson, an employee of Steel Partners, Ltd. and an executive officer of ours, performs services for us in the area of management, accounting and finances, and identifies business opportunities, and such other services as are reasonably requested by WebBank. This agreement will continue in force until terminated by either of the parties upon 30 days written notice.
Glen Kassan, our Vice President and Chief Financial Officer, is also an employee of Steel Partners, Ltd.

          In consideration of the services rendered under the management agreement, Steel Partners, Ltd. charges us a fixed monthly fee totaling $310,000 per annum, adjustable annually upon our agreement with Steel Partners, Ltd. In consideration of the services provided by Mr. Henderson, Steel Partners, Ltd.
charges WebBank $100,000 per annum. The fees payable by WebBank are included in the fees payable by us under the management agreement. We believe that the cost of obtaining the type and quality of services rendered by Steel Partners, Ltd.
under these agreements is no less favorable than the cost at which we could obtain such services from unaffiliated entities.

          Warren Lichtenstein, our Chairman and Chief Executive Officer, is an
affiliate of Steel Partners, Ltd. based on his ownership of shares of common stock of Steel Partners, Ltd., directly and through Steel Partners II, L.P., and by virtue of his positions as Chairman, President and Chief Executive Officer of
Steel Partners, Ltd. Mr. Lichtenstein and Steel Partners II, L.P. own an
aggregate of approximately 49.2% of Steel Partners, Ltd. Mr. Lichtenstein is the
sole managing member of the general partner of Steel Partners II, L.P. Mr.
Lichtenstein disclaims beneficial ownership of the shares of common stock of
Steel Partners, Ltd. owned by Steel Partners II, L.P. (except to the extent of his pecuniary interest in such shares of common stock). None of our other executive officers or directors are 5% owners of Steel Partners, Ltd. or Steel
Partners II, L.P.

                                       26

            Steel Partners II, L.P. also currently owns 1,737,345 shares of our common stock, which is equal to approximately 39.8% of our outstanding shares of common stock. Warren Lichtenstein, who owns 2,500 shares of our common stock, is deemed to also beneficially own all of the shares owned by Steel Partners II,
L.P. due to his affiliation therewith. Steel Partners II, L.P. has been offered its pro rata portion of the subscription rights (including over-subscription privilege). If our other stockholders purchase all of the shares offered to them for sale, Steel Partners II, L.P. will purchase its pro rata amount and would continue to beneficially own approximately 39.8% of our common stock outstanding. If no stockholders other than Steel Partners II, L.P. exercise their subscription rights, Steel Partners II, L.P. will purchase up to 4,366,866 shares in the offering. In that case, Steel Partners II, L.P.'s ownership interest could be approximately 70%, and the aggregate ownership interest of the other outstanding stockholders could decrease to approximately 30%. Even if some stockholders other than Steel Partners II, L.P. exercise their rights, Steel
Partners II, L.P. could still obtain a majority ownership interest pursuant to its subscription rights. As a result, Steel Partners II, L.P. may have the voting power to control the election of our board of directors and the approval of other matters presented for consideration by the stockholders, which could include mergers, acquisitions, amendments to our charter and various corporate governance actions.

          In addition, Steel Partners II, L.P. has advised us that it, and certain of its affiliates, have recently filed certain required notices with the
Federal Deposit Insurance Corporation (FDIC) under the federal Change in Bank
Control Act, as well as with the Utah Department of Financial Institutions. The obligation to file these notices arises in connection with Steel Partners II,
L.P.'s ownership interest in the Company and our acquisition of WebBank in 1998.
These notices are being reviewed by the FDIC and the Utah Department of
Financial Institutions. Steel Partners II, L.P. believes that the filing of these notices is not expected to have any effect on the Company, or WebBank, but relates to bank holding company requirements resulting from Steel Partners II,
L.P.'s ownership interest in the Company. There can be no assurance, however, as to what, if any, action the FDIC or the Utah Department of Financial
Institutions may take, which actions may include requiring Steel Partners II,
L.P. to sell some or all of its holdings of our shares.

SUBSCRIPTION AGENT

          We have appointed Wachovia Bank, N.A. as subscription agent for this offering. We will pay the fees and certain expenses of the subscription agent, which we estimate will total approximately $10,000. Under certain circumstances, we may indemnify the subscription agent from certain liabilities that may arise in connection with this offering.

INFORMATION AGENT

          We have appointed MacKenzie Partners, Inc. as information agent for this offering. We will pay the fees and certain expenses of the information agent, which we estimate will total approximately $7,500. Under certain circumstances, we may indemnify the information agent from certain liabilities that may arise in connection with this offering.

FEES AND EXPENSES

          Other than for fees charged by the information agent and the subscription agent, you are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights. Neither us, the information agent nor the subscription agent will pay such expenses.

OTHER MATTERS

          We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions. We may delay the commencement of this offering in those states or other jurisdictions, or change the terms of this offering, in order to comply with the securities law requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions, you will not be eligible to participate in this offering.

                                       27

          We will not be required to issue to you shares of common stock pursuant to this offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authority to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

NO BOARD RECOMMENDATION

          An investment in shares of our common stock must be made according to each investor's evaluation of its own best interests. Accordingly, our board of directors makes no recommendation to rights holders regarding whether they should exercise their subscription rights.

IF YOU HAVE QUESTIONS ABOUT EXERCISING RIGHTS

          If you have questions or need assistance concerning the procedure for exercising subscription rights, or if you would like additional copies of this prospectus, the Instructions as to Use of Rights Certificates or the Notice of
Guaranteed Delivery, you should contact the information agent at the following address and telephone number:

                                   MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

                       Email: proxy@mackenziepartners.com

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is a summary of the material U.S. federal income tax consequences of (i) the dividend by us of subscription rights to holders of common stock that hold such stock as a capital asset for federal income tax purposes, and (ii) the exercise of such rights. This discussion is based on laws, regulations, rulings and decisions in effect on the date of this prospectus, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons, which is defined as a citizen or resident of the
United States, a domestic partnership, a domestic corporation, any estate (other than a foreign estate), and any trust so long as a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Generally, for federal income tax purposes an estate is classified as a "foreign estate" based on the location of the estate assets, the country of the estate's domiciliary administration, and the nationality and residency of the domiciliary's personal representative.

          This discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including holders of options or warrants, holders who are dealers in securities or foreign currency, foreign persons (defined as all persons other than U.S. persons), insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.

          We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the distribution of the rights or the related share issuance.
The following summary does not address the tax consequences of the distribution

                                       28

of the rights or the related share issuance under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS OWN TAX
ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION OF
THE RIGHTS OR THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

          The federal income tax consequences for a holder of common stock on the receipt of subscription rights and the exercise of such rights are as follows:

          o    A holder will not recognize taxable income for federal income tax purposes in connection with the receipt of subscription rights.

          o    Except as provided in the following sentence, the tax basis of the subscription rights received by a holder will be zero. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder irrevocably elects, by attaching a statement to its federal income tax return for the taxable year in which the subscription rights are received, to allocate part of the tax basis of such common stock to the subscription rights, then upon exercise of the subscription rights, the holder's tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are
               distributed. A holder's holding period for the subscription rights received will include the holder's holding period for the common stock with respect to which the subscription rights were received. We believe that the fair market value of the
               subscription rights will not exceed 15% of the fair market value of the common stock to which the subscription rights relate.

          o    A holder that allows the subscription rights received to expire will not recognize any gain or loss, and the tax basis of the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis of such common stock immediately before the receipt of the subscription rights.

          o    A holder will not recognize any gain or loss upon the exercise of the subscription rights.

          o    The tax basis of the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder's tax basis, if any, in the subscription rights as described above.

          o    The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the
               subscription rights are exercised.

                              PLAN OF DISTRIBUTION

          We are offering the shares of our common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in this offering and no commissions, fees or discounts will be paid in connection with this offering. Wachovia Bank, N.A. is acting as our subscription agent to effect the exercise of the rights and the issuance of the underlying shares of common stock. Therefore, we anticipate that our officers' and employees' role will be limited to:

               o    Responding to inquiries of potential purchasers, provided
                    the response is limited to information contained in the
                    registration statement of which this prospectus is a part;
                    and

               o    Ministerial and clerical work involved in effecting
                    transactions pertaining to the sale of the common stock
                    underlying the rights.

          We intend to distribute and deliver this prospectus by hand or by mail only, and not by electronic delivery. Also, we intend to use printed prospectuses only, and not any other forms of prospectus.

                                       29

          We have distributed to the holders of record of our common stock, at the close of business on March  19, 2004, at no charge, one nontransferable subscription right for each share of our common stock they own. Each subscription right is a right to purchase ___ shares of our common stock and carries with it a basic subscription privilege and an over-subscription privilege. The basic subscription privilege of each right entitles you to purchase ___ shares of our common stock at a subscription price of $_____ per share. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. We will not distribute any fractional shares or pay cash in lieu of fractional shares, but will round down the aggregate number of shares you are entitled to receive to the nearest whole number.

          We do not expect that all of our stockholders will exercise all of their basic subscription privileges. By extending over-subscription privileges to our stockholders, we are providing stockholders that exercise all of their basic subscription privileges with the opportunity to purchase those shares that are not purchased by other stockholders.

          If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription certificate. When you send in your subscription certificate, you must also send the full purchase price for the number of additional shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege).
If the number of shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all requests for shares pursuant to over-subscription privileges, you will be allocated additional shares pro-rata
(subject to elimination of fractional shares), based on the number of shares you purchased through the basic subscription privilege in proportion to the total number of shares that you and other over-subscribing stockholders purchased through the basic subscription privilege. However, if your pro-rata allocation exceeds the number of shares you requested on your subscription certificate, then you will receive only the number of shares that you requested, and the remaining shares from your pro-rata allocation will be divided among other rights holders exercising their over-subscription privileges. Also, pursuant to the terms of our charter, we believe that you will not be allowed to subscribe for a number of shares that would increase your ownership of our shares of common stock to 4.9% or above of our then outstanding shares of common stock, unless you already owned at least 5.0% of our common stock on the date such restriction became effective. See "Questions and Answers About This Offering -
WILL I ALWAYS RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?"

          As soon as practicable after the expiration date, Wachovia Bank, N.A., acting as our subscription agent, and we will determine the number of shares of common stock that you may purchase pursuant to the over-subscription privilege.
You will receive certificates representing these shares as soon as practicable after the expiration date. If you request and pay for more shares than are allocated to you, we will refund that overpayment, without interest. In connection with the exercise of the over-subscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights that have been exercised, and the number of shares of common stock that are being requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.

          We will pay MacKenzie Partners, Inc., the information agent, a fee of approximately $7,500 plus expenses, and Wachovia Bank, N.A., the subscription agent, a fee of approximately $10,000 plus expenses, for their services in connection with this offering. We also have agreed to indemnify under certain circumstances the information agent and the subscription agent from any liability it may incur in connection with this offering.

          We expect that shares of our common stock issued upon the exercise of subscription rights will be listed on the Nasdaq Stock Market's SmallCap Market under the symbol "WEFN," the same symbol under which our currently outstanding shares of common stock now trade.

                                       30

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

          The following sets forth the name, present principal occupation, employment history and material occupations, positions, offices and employments for the past five years and ages as of April 7, 2004, for our executive officers and directors. Members of the Board of Directors are elected at annual meetings of stockholders and serve until their respective successors shall have been duly elected and qualified.

Name                        Age     Position
----                        ---     --------

Warren G. Lichtenstein      38      Chairman and Chief Executive Officer
Glen M. Kassan              60      Vice President, Chief Financial Officer
                                    and Secretary
James R. Henderson          46      President and Chief Operating Officer
Jack L. Howard              42      Vice President and Director
Joseph L. Mullen            57      Director
Mark E. Schwarz             43      Director
Howard Mileaf               67      Director

          WARREN G. LICHTENSTEIN has served as a director of ours since 1996 and as our Chairman and Chief Executive Officer since December 1997. Mr.
Lichtenstein also served as President from December 1997 through December 2003.
Mr. Lichtenstein has served as the Chairman of the Board, Secretary and the
Managing Member of Steel Partners, L.L.C., the general partner of Steel Partners
II, L.P. ("Steel") since January 1, 1996. Prior to such time, Mr. Lichtenstein was the Chairman and a director of Steel Partners, Ltd. ("Old Ltd."), the general partner of Steel Partners Associates, L.P., which was the general partner of Steel, from 1993 until prior to January 1, 1996. Mr. Lichtenstein was the acquisition/risk arbitrage analyst at Ballantrae Partners, L.P., a private investment partnership formed to invest in risk arbitrage, special situations and undervalued companies, from 1988 to 1990. Mr. Lichtenstein has served as a director and the Chief Executive Officer of Gateway Industries, Inc.
("Gateway"), a provider of database development and Web site design and development services, since 1994 and as Chairman of the Board since 1995. He has served as a director of SL Industries, Inc. ("SL"), a designer and producer of proprietary advanced systems and equipment for the power and data quality industry, from 1993 to 1997 and since January 2002. He has served as the
Chairman of the Board and Chief Executive Officer of SL since February 2002. Mr.
Lichtenstein has served as a Director and the President and Chief Executive
Officer of Steel Partners, Ltd. ("New Ltd."), a management and advisory company that provides management services to Steel and other affiliates of Steel, since
June 1999 and as its Secretary and Treasurer from May 2001 to December 2003. Mr.
Lichtenstein served as President of an entity previously known as Steel Partners
Services, Ltd. ("SPS"), a management and advisory company, from October 1999 through March  2002. SPS provided management services to Steel and other affiliates of Steel until March  2002, when New Ltd. acquired the rights to provide certain management services from SPS. He has also served as Chairman of the Board of Directors of Caribbean Fertilizer Group Ltd. ("Caribbean
Fertilizer"), a private company engaged in the production of agricultural products in Puerto Rico and Jamaica, since June 2000. Mr. Lichtenstein is also a director of the following other publicly held companies: Layne Christensen
Company, a provider of products and services for the water, mineral, construction and energy markets; and United Industrial Corporation ("UIC"), a designer and producer of defense, training, transportation and energy systems.
He also serves as Chairman of the Board of UIC.

          GLEN M. KASSAN has served as our Vice President, Chief Financial
Officer and Secretary since June 2000. He has served as Executive Vice President of New Ltd. since March  2002. Mr. Kassan served as Executive Vice President of
SPS from June 2001 through March  2002 and Vice President from October 1999 through May 2001. He has also served as Vice Chairman of the Board of Directors of Caribbean Fertilizer since June 2000. Mr. Kassan is a director and has served as President of SL since January 2002 and February 2002, respectively. From 1997 to 1998, Mr. Kassan served as Chairman and Chief Executive Officer of Long Term
Care Services, Inc., a privately owned healthcare services company which Mr.
Kassan co-founded in 1994 and initially served as Vice Chairman and Chief
Financial Officer. Mr. Kassan is currently a director of UIC.

          JAMES R. HENDERSON has served as our President and Chief Operating
Officer since December 2003, and was the Vice President of Operations from
September 2000 through December 2003. He has served as a director of Del Global

                                       31

Technologies Corp., a designer and manufacturer of medical imaging and diagnostic systems, since November 2003. He has also served as a director of the
WebBank subsidiary since March  2002 and a director and Chief Operating Officer of Holdings since January 2000. Mr. Henderson has served as a Vice President of
New Ltd. since March  2002. Mr. Henderson served as a Vice President of SPS from
August 1999 through March  2002. He has also served as President of Gateway since
December 2001. Mr. Henderson served as a director and acting Chief Executive
Officer of ECC International Corp., a manufacturer and marketer of computer-controlled simulators for training personnel to perform maintenance and operator procedures on military weapons, from December 1999 and July 2002, respectively, until September 2003. He has served as a director of SL since
January 2002. From January 2001 to August 2001, Mr. Henderson served as
President of MDM Technologies, Inc., a direct mail and marketing company that was principally controlled by the Company's Chief Executive Officer and
Chairman. From 1996 to July 1999, Mr. Henderson was employed in various positions with Aydin, which included a tenure as President and Chief Operating
Officer from October 1998 to June 1999. Prior to his employment with Aydin, Mr.
Henderson was employed as an executive with UNISYS Corporation, an e-business solutions provider.

          JACK L. HOWARD has served as a director of ours since 1996 and Vice
President since December 1997. From December 1997 to May 2000, Mr. Howard served as our Secretary, Treasurer and Chief Financial Officer. For more than the past five years, Mr. Howard has been a principal of Mutual Securities, Inc., a registered broker-dealer. He served as Vice President of Gateway since December
2001 and as a director since May 1994. Mr. Howard is a director of Pubco
Corporation, a manufacturer and distributor of printing supplies and construction equipment.

          JOSEPH L. MULLEN has served as a director of ours since 1995. Since
January 1994, Mr. Mullen has served as Managing Partner of Li Moran
International, a management consulting company, and has functioned as a senior officer overseeing the merchandise and marketing departments for such companies as Leewards Creative Crafts Inc., Office Depot of Warsaw, Poland, and Camelot
Music.

          MARK E. SCHWARZ has served as a director of ours since July 2001. He has served as the general partner, directly or through entities which he controls, of Newcastle Partners, L.P., a private investment firm, since 1993.
Mr. Schwarz was Vice President and Manager of Sandera Capital, L.L.C., a private investment firm affiliated with Hunt Financial Group, L.L.C., a Dallas-based investment firm associated with the Lamar Hunt family ("Hunt"), from 1995 to
September 1999 and a securities analyst and portfolio Manager for SCM Advisors,
L.L.C., formerly a Hunt-affiliated registered investment advisor, from May 1993 to 1996. Mr. Schwarz currently serves as a director of the following companies:
SL; Nashua Corporation, a specialty paper, label, and printing supplies manufacturer; Bell Industries, Inc., a provider of computer systems and services; and Pizza Inn, Inc., a franchisor and operator of pizza restaurants.
Mr. Schwarz has served as a director and Chief Executive Officer and President of Geoworks Corporation, an entity with no significant business operations, since May 2003. Mr. Schwarz has also served as Chairman of the Board of
Directors of Hallmark Financial Services, Inc., a property and casualty insurance holding company, since October 2001, and as its Chief Executive
Officer since January 2003. From October 1998 through April 1999, Mr. Schwarz served as a director of Aydin Corporation ("Aydin"), a defense electronics manufacturer.

          HOWARD MILEAF has served as a director of ours since December 2002. He has been a director of Neuberger Berman Mutual Funds since 1985. Mr. Mileaf has served as a director of WHX Corporation ("WHX"), a NYSE listed holding company, since August 2002. From May 1993 to December 2001, Mr. Mileaf served as Vice
President and General Counsel of WHX.

EXECUTIVE COMPENSATION

          SUMMARY COMPENSATION

          The following table sets forth information concerning the compensation paid by the Company during the fiscal years ended December 31, 2003, 2002 and
2001 to the Company's Chief Executive Officer. No other executive officer of the
Company received annual compensation in excess of $100,000 during the fiscal year ended December 31, 2003.

                                       32

                                                                           LONG-TERM
                                                  ANNUAL COMPENSATION    COMPENSATION
                                                                           SECURITIES    ALL OTHER
                                        FISCAL                            UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR     SALARY($)   BONUS($)      OPTIONS(#)   ($)(1)
---------------------------              ----     ---------   --------      ----------   ------

Warren Lichtenstein, Chairman and        2003        --        --             --        310,000
Chief Executive
Officer
                                         2002        --        --             --        310,000
                                         2001        --        --             --        310,000
--------------------

          (1) Represents aggregate management fees earned by Steel Partners,
Ltd. (for 2003 and for a portion of 2002) and Steel Partners Services, Ltd. (for a portion of 2002 and for 2001), entities controlled by Warren Lichtenstein, from the Company. For information relating to the management functions performed by such entities, see "Certain Relationships and Related Transactions."

          STOCK OPTIONS

          None of our executive officers were granted any options during the fiscal year ended December 31, 2003 nor did Mr. Lichtenstein hold any Stock
Options as of December 31, 2003.

          EMPLOYMENT AGREEMENTS

          The Company currently has no employment agreements, compensatory plans or arrangements with any executive officer.

DIRECTOR COMPENSATION

          Our Board of Directors has authorized the payment to each of our non-employee directors a retainer fee of $3,000 per quarter in cash for his services as a director during 2004 and meeting fees of $1,000 per meeting of the
Board and $500 per meeting of a committee of the Board ($375 to the extent such committee meeting is held on the same day as a Board meeting) during 2004 pursuant to the terms of the Long Term Stock Incentive Plan (the "Plan").
Pursuant to the Plan, the three non-employee directors entitled to such fees elected to receive their fees in stock options in lieu of cash, with exercise prices based on the market price of our common stock on the date of grant.
Officers, who are directors, do not receive annual or per meeting compensation.
Howard Mileaf, as chairman of our audit committee, receives chairmanship fees of
$2,500 per quarter.  During 2003, our non-employee directors were paid $10,000 each for their review of the registration statement of which this prospectus is a part.

EQUITY COMPENSATION PLAN INFORMATION
                                                                                         Number of securities remaining
                                      Number of securities to be                         available for future issuance under
                                      issued upon                   Weighted-average     equity compensation plans
                                      exercise of outstanding       exercise price of    (excluding securities reflected in
                                      options                       outstanding options  column (a))

Plan Category                          (a)                           (b)                 (c)
-------------                         ----                          ----                 ----
Equity compensation plans             92,976                        $4.48                902,774
approved by security
holders(1)

Equity compensation plans             0                             0                    0
not approved by security

                                       33

holders

Total                                 92,976                        $4.48                902,774

--------------------

            (1) Consists of the Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Pursuant to a management agreement (the "Management Agreement"), approved by a majority of our disinterested directors, between us and SPS (and subsequently assigned to Steel Partners, Ltd. ("New Ltd.")), New Ltd. provides us with office space and certain management, consulting and advisory services.
The Management Agreement is automatically renewable on an annual basis unless terminated by either party, for any reason, upon at least 60 days written notice. The Management Agreement also provides that we shall indemnify, save and hold New Ltd. harmless from and against any obligation, liability, cost or damage resulting from New Ltd.' s actions under the terms of the Management
Agreement, except to the extent occasioned by gross negligence or willful misconduct of New Ltd.' s officers, directors or employees.

          Pursuant to an employee allocation agreement (the "Employee Allocation
Agreement") between WebBank and SPS (and subsequently assigned to New Ltd.), Mr.
Jim Henderson, an employee of New Ltd. and an executive officer of ours, performs services in the area of management, accounting and finances, and identifies business opportunities, and such other services as are reasonably requested by WebBank. The Employee Allocation Agreement will continue in force until terminated by either of the parties upon 30 days written notice.

          Prior to March  26, 2002, the original counterparty to both the
Management Agreement and the Employee Allocation Agreement was SPS. As of March
26, 2002, the Management and the Employee Allocation Agreements described above were assigned by SPS to New Ltd. and the employees of SPS became employees of
New Ltd. Warren Lichtenstein, our Chairman and Chief Executive Officer, is an
affiliate of New Ltd. based on his ownership of New Ltd., directly and through
Steel, and by virtue of his positions as Chairman, President and Chief Executive
Officer of New Ltd. Mr. Lichtenstein is the sole managing member of the general partner of Steel. Mr. Lichtenstein disclaims beneficial ownership of the shares of common stock of New Ltd. owned by Steel (except to the extent of his pecuniary interest in such shares of common stock).

          In consideration of the services rendered under the Management
Agreement, New Ltd. charges us a fixed monthly fee totaling $310,000 per annum, adjustable annually upon agreement of us and New Ltd. In consideration of the services provided under the Employee Allocation Agreement, New Ltd. charges
WebBank $100,000 per annum. The fees payable by WebBank are included in the fees payable by us under the Management Agreement. We believe that the cost of obtaining the type and quality of services rendered by New Ltd. under the
Management and Employee Allocation Agreements is no less favorable than the cost at which we and WebBank, respectively, could obtain from unaffiliated entities.

          During the fiscal year ended December 31, 2003, New Ltd. billed us fees with respect to fiscal 2003 of $310,000, for services rendered under the
Management Agreement. Included in these fees was $100,000 paid by WebBank for services rendered under the Employee Allocation Agreement. During the fiscal year ended December 31, 2002, New Ltd. and SPS billed us fees with respect to fiscal 2002 of $232,500 and $77,500, respectively, for services rendered under the Management Agreement. Included in these fees was $100,000 paid by WebBank for services rendered under the Employee Allocation Agreement. The fees payable by WebBank are included in the fees payable by us under the Management
Agreement.

          Pursuant to a sourcing and servicing agreement (the "Rockland
Agreement") between WebBank and Rockland Credit Finance LLC ("Rockland"),
Rockland performs both sourcing and servicing functions on behalf of WebBank related to WebBank's accounts receivable factoring program. John Fox, the owner of Rockland, is a former employee of WebBank. During 2003, Rockland was paid
$255,000 in cash management fees and earned $1,019,000 in total management fees under the terms of the Rockland Agreement. During 2002, the first year of the

                                       34

Rockland Agreement, Rockland was paid $56,000 in cash management fees and earned
$571,000 in total management fees under the terms of the Rockland Agreement.
Management fees are paid quarterly and accrued monthly by WebBank. Notices of termination have been issued with respect to the Rockland Agreement and other accounts receivable factoring and service arrangements. See "Risk Factors - Our business could be harmed if certain accounts receivable factoring and service arrangements terminate."

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

          The following table sets forth information as of April 7, 2004 regarding the beneficial ownership of our common stock by each person known by us to own beneficially more than 5% of our common stock, by each of our directors, our Chief Executive Officer, and by all directors and executive officers as a group.

                                          Amount and
                                           Nature of
                                          Beneficial
Name and Address                         Ownership (1)    Percentage of Class
----------------                         -------------    -------------------

Warren G. Lichtenstein                  1,739,845(2)          39.8%
c/o Steel Partners II, L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022

Steel Partners II, L.P.                 1,737,345              39.8%
590 Madison Avenue, 32nd Floor
New York, New York 10022

Jack L. Howard                             42,617(3)             *
c/o Mutual Securities, Inc.
590 Madison Avenue, 32nd Floor
New York, New York 10022

Joseph L. Mullen                           15,962(4)             *
c/o Li Moran International, Inc.
611 Broadway, Suite 722
New York, New York 10012

Mark E. Schwarz                            10,344(5)             *
c/o Newcastle Capital Management, L.P.
300 Crescent Court, Suite 1110
Dallas, Texas 75201

Howard Mileaf                                 955(6)             *
64 Brookdale Court
Highland Park, New Jersey 08904

All directors and executive officers    1,859,723(7)          41.9%
as a group (seven persons)
----------------------
*Less than 1%

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after April 7, 2004 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e.,

                                       35

     that are exercisable within 60 days after April 7, 2004) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)  Consists of (i) 2,500 shares of common stock owned directly by Mr.
     Lichtenstein; and (ii) 1,737,345 shares of common stock owned by Steel
     Partners II, L.P. ("Steel"), which is also separately listed in the security ownership table. As the sole managing member of the general partner of Steel, Mr. Lichtenstein has sole voting and investment power over the 1,737,345 shares owned by Steel. Mr. Lichtenstein disclaims beneficial ownership of the shares of common stock owned by Steel except to the extent of his pecuniary interest therein.

(3)  Consists of (i) 36,417 shares of common stock owned directly by Mr. Howard;
     (ii) 3,000 shares of common stock owned by Mr. Howard in joint tenancy with his spouse; and (iii) 3,200 shares of common stock owned by JL Howard,
     Inc., a California corporation controlled by Mr. Howard.

(4)  Consists of (i) 4,285 shares of common stock; and (ii) 11,677 shares of common stock issuable upon the exercise of options within 60 days of April
     7, 2004 granted to Mr. Mullen.

(5)  Consists of 10,344 shares of common stock issuable upon the exercise of options within 60 days of April 7, 2004 granted to Mr. Schwarz.

(6)  Consists of 955 shares of common stock issuable upon the exercise of options within 60 days of April 7, 2004 granted to Mr. Mileaf.

(7)  Consists of the shares and options held by the directors and executive officers named in this security ownership table and 50,000 shares of common stock issuable upon the exercise of options within 60 days of April 7,
     2004 held by executive officers who are not specifically named in this security ownership table.

                                       36

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

          The following information describes our capital stock and certain provisions of our certificate of incorporation, as amended, and our bylaws. This description is only a summary. You should refer to the certificate of incorporation, as amended and the bylaws as filed with the SEC.

          Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value.

COMMON STOCK

          As of April 7, 2004, there are 4,366,866 shares of our common stock outstanding. Based upon the number of shares outstanding and giving effect to the issuance of 4,366,866 shares of common stock upon the exercise of the subscription rights offered hereby, there will be 8,733,732 shares of our common stock outstanding.

          The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

          In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

          Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. The board has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

          The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

          As of the date hereof, there are no shares of our preferred stock outstanding.

OPTIONS AND WARRANTS

          There are presently outstanding options to purchase 72,976 shares of our common stock, pursuant to our stock option plan. The average exercise price of such options is $4.30 per share.

CHANGE OF CONTROL PROTECTIONS

          TRANSFER RESTRICTIONS.

                                       37

          Our certificate of incorporation also specifically provides that in order to preserve certain tax benefits to which we are entitled to, the following restrictions shall apply: no stockholder may sell or transfer any shares of our common stock if such transaction would cause their ownership of common stock (i) to increase to 4.9% or above of our then outstanding shares of common stock or (ii) to increase from 4.9% or above to a greater ownership percentage, unless they already owned at least 5.0% of our common stock on the date such restriction became effective. This provision exists to protect certain tax benefits that we have, but we believe also has the effect of preventing third parties, who currently do not own more than 4.9% of our common stock, from acquiring a significant percentage of our common stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW

          We are subject to Section 203 of the General Corporate Law of the
State of Delaware, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

          o    prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder;

          o    upon consummation of the transaction that resulted in the
               stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the
               corporation outstanding at the time the transaction commenced, excluding for purposes of determining the numbers of shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          o    on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

          Section 203 defines business combination to include:

          o    any merger or consolidation involving the corporation and the interested stockholder;

          o    any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested
               stockholder;

          o    subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

          o    any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

          o    the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

          In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

          The transfer agent and registrar for our common stock is Wachovia
Bank, N.A.

                                       38

                                  LEGAL MATTERS

          The validity of the shares of common stock offered hereby will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York,
New York.

                                     EXPERTS

          The consolidated financial statements of WebFinancial Corporation at
December 31, 2003 and 2002, and for each of the years then ended, included in this prospectus and elsewhere in the registration statement, have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report with respect thereto. Such consolidated financial statements are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the informational requirements of the Securities
Exchange Act of 1934. Accordingly, we file reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W.,
Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other materials that are filed through the
SEC's Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. You can access this web site at HTTP://WWW.SEC.GOV. We also post our SEC filings on our web site at HTTP://WWW.WEBFINANCIALCORPORATION.COM.

          This prospectus is part of a registration statement filed with the
SEC. This prospectus does not contain all the information contained in the registration statement. This prospectus contains a general description of our company and the securities being offered upon exercise of the rights. You should read this prospectus together with the additional information found in the registration statement. The full registration statement can be obtained from the
SEC.

          You can request a copy of any document filed with the SEC at no cost, by writing or telephoning us at the following:

                            WebFinancial Corporation
                         590 Madison Avenue, 32nd Floor
                            New York, New York 10022
                        Attention: Warren G. Lichtenstein
                            Telephone: (212) 758-3232

                                       39

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                                      F-1

            MANAGEMENT'S REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

The consolidated financial statements on the following pages have been prepared by management in conformity with generally accepted accounting principles.
Management is responsible for the reliability and fairness of the financial statements and other financial information included herein.

To meet its responsibilities with respect to financial information, management maintains and enforces internal accounting policies, procedures and controls which are designed to provide reasonable assurance that assets are safeguarded and that transactions are properly recorded and executed in accordance with management's authorization. Management believes that our accounting controls provide reasonable, but not absolute, assurance that errors or irregularities which could be material to the financial statements are prevented or would be detected within a timely period by our personnel in the normal course of performing their assigned functions. The concept of reasonable assurance is based on the recognition that the cost of controls should not exceed the expected benefits.

The responsibility of our independent auditors, Grant Thornton LLP, is to conduct their audit in accordance with auditing standards generally accepted in the United States of America. In carrying out this responsibility, they planned and performed their audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by error or fraud.

The Audit Committee of the Board of Directors met three times with management and Grant Thornton LLP to discuss auditing and financial matters and to assure that each is carrying out its responsibilities. Grant Thornton LLP has full and free access to the Audit Committee and met with it by telephone, with and without management being present, to discuss the results of their audit and their opinions on the quality of financial reporting.

By: /s/ Warren G. Lichtenstein
    --------------------------
    Warren G. Lichtenstein
    President and Chief Executive Officer
    (Principal Executive Officer)

By: /s/ Glen M. Kassan
    --------------------------
    Glen M. Kassan
    Vice President and Chief Financial Officer
    (Principal Financial and Accounting Officer)

                                      F-2

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
WebFinancial Corporation

We have audited the accompanying  consolidated statements of financial condition of WebFinancial  Corporation  and  subsidiaries as of December 31, 2003 and 2002 and the related consolidated  statements of earnings,  stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all  material  respects,  the  consolidated  financial  position  of
WebFinancial  Corporation and subsidiaries as of December 31, 2003 and 2002, and the consolidated  results of their operations and their  consolidated cash flows for the years then ended in  conformity  with  accounting  principles  generally accepted in the United States of America.

/s/ Grant Thornton LLP
Salt Lake City, Utah
March  16, 2004

                                      F-3

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Amounts in thousands except share data)

                                                                  DECEMBER 31,    DECEMBER 31,
                                                                     2003            2002
                                                                  --------         --------
ASSETS
  Cash and due from banks                                         $     15         $    152
  Interest bearing deposits in other banks                           6,265            2,697
  Federal funds sold                                                   965            3,697
                                                                  --------         --------
     Total cash and cash equivalents                                 7,245            6,546

  Investment securities (note 2)
     Held-to-maturity (estimated fair value of $49 and $20
         at December 31, 2003 and 2002)                                48               19
     Available-for-sale                                                324            1,722
                                                                  --------         --------
         Total investment securities                                   472            1,741

  Loans, net (note 3)                                                8,819           11,826
   Purchased receivables (note 3)
     Accounts receivable factoring                                   7,352            4,622
     Other                                                             268              479
  Allowance for credit losses (note 4)                              (1,302)          (1,526)
                                                                  --------         --------
         Total loans, net                                           15,137           15,401

  Foreclosed assets                                                    200               36

  Premises and equipment, net (note 8)                                  15               41
  Accrued interest receivable                                          244              259
  Goodwill                                                           1,380            1,380
  Deferred tax asset (note 12)                                         757                -
  Other assets (note 16)                                             1,098              761
                                                                  --------         --------
                                                                  $ 26,448         $ 26,165
                                                                  ========         ========

                                   (continued)

                                      F-4

                                   WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (continued)
                                   (Amounts in thousands except share data)

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Non interest-bearing demand                                            $    206         $    668
      NOW/MMA accounts                                                            347              680
      Certificates of deposit (note 6)                                         11,364           12,272
                                                                             --------         --------
   Total deposits                                                              11,917           13,620

   Other liabilities                                                              377              919
                                                                             --------         --------
   Total liabilities before minority interests                                 12,294           14,539

   Minority interests                                                             463              356
   Commitments and contingencies (notes 7, 11 and 14)                               -                -

   Stockholders' Equity (notes 2, 10, and 15)
      Preferred stock, 10,000,000 shares authorized, none issued                    -                -
      Common stock, 50,000,000 shares authorized;
          $.001 par value, 4,366,866 shares issued and outstanding at
          December 31, 2003 and at December 31, 2002                                4                4
      Paid-in capital                                                          36,606           36,606
      Accumulated deficit                                                     (22,974)         (25,083)
      Accumulated other comprehensive income (loss)                                55             (257)
                                                                             --------         --------

   Total stockholders' equity                                                  13,691           11,270
                                                                             --------         --------
                                                                             $ 26,448         $ 26,165
                                                                             ========         ========

THE  ACCOMPANYING  NOTES  ARE AN  INTEGRAL  PART OF THE  CONSOLIDATED  FINANCIAL
STATEMENTS.

                                      F-5

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS
                    (Amounts in thousands except share data)

                                                             YEAR ENDED       YEAR ENDED
                                                             DECEMBER 31,     DECEMBER 31,
                                                                2003              2002
                                                               -------         -------
Interest income
    Loans, including fees                                      $   858         $ 1,078
    Purchased receivables
          Accounts receivable factoring                          3,200           1,429
          Other                                                     32              63
    Interest bearing deposits in other banks                        17              53
    Federal funds sold                                              42              28
    Investment securities                                           84              39
                                                               -------         -------
          Total interest income                                  4,233           2,690

Interest expense
    Deposits                                                       336             334
    Federal funds purchased                                          -               1
                                                               -------         -------
               Total interest expense                              336             335

               Net interest income before provision
               (credit) for credit losses                        3,897           2,355

Provision (credit) for credit losses (note 4)                      394             (60)
                                                               -------         -------

               Net interest income after provision
               (credit) for credit losses                        3,503           2,415

Noninterest income
    Gain on sale of assets                                         811             318
    Fee income                                                     494             402
    Miscellaneous income (note 17)                                 275             441
                                                               -------         -------
          Total noninterest income                               1,580           1,161

Noninterest expenses (note 5)
    Salaries, wages, and benefits                                  996             949
    Professional and legal fees                                    441             504
    Accounts receivable factoring management
          and broker fees                                          867             599
    Other management fees - related party                          310             310
    Loss on impairment of securities available-for-sale            334               -
    Other general and administrative                               675             734
                                                               -------         -------
          Total noninterest expenses                             3,623           3,096
                                                               -------         -------

               Operating income                                  1,460             480

Income tax benefit (note 12)                                      (756)            (10)
                                                               -------         -------

Income before minority interest                                  2,216             490

(Income) attributable to minority interests                       (107)            (31)
                                                               -------         -------
          Net income                                           $ 2,109         $   459
                                                               =======         =======

                                   (continued)

                                       F-6

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF EARNINGS (continued)
                    (Amounts in thousands except share data)

                                                  YEAR ENDED           YEAR ENDED
                                                 DECEMBER 31,         DECEMBER 31,
                                                     2003                 2002
                                                     ----                 ----

Income per common share:
    Basic                                        $         .48        $         .11
    Diluted                                      $         .48        $         .11

Weighted average number of common shares:
    Basic                                            4,366,866            4,366,866
    Diluted                                          4,368,165            4,367,142

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
STATEMENTS.

                                      F-7

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

               YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002
                    (Amounts in thousands except share data)

                                                                                                 ACCUMULATED
                                         COMMON STOCK             PAID-IN       ACCUMULATED        OTHER               TOTAL
                                     SHARES          AMOUNT       CAPITAL         DEFICIT       COMPREHENSIVE     STOCKHOLDERS'
                                     ------          ------       -------         -------        INCOME (LOSS)         EQUITY
                                                                                                 -------------    --------------

Balance at January 1, 2002                                                                                           ------
                                   4,366,866       $        4     $   36,606    $  (25,542)    $        2          $   11,070
Comprehensive income :
     Net income                            -                -              -           459              -                  459
     Unrealized holding loss
     arising during period
     net of tax                            -                -              -             -           (259)                (259)
                                   ---------       ----------     ----------    ----------     ----------          -----------
Total comprehensive income                 -                -              -           459           (259)                 200
                                   ---------       ----------     ----------    ----------     ----------          -----------

 Balance at December 31, 2002      4,366,866                4         36,606       (25,083)          (257)              11,270

Comprehensive income :
    Net income                             -                -              -         2,109              -                2,109
    Unrealized holding gain
     arising during period,
     net of tax                            -                -              -             -            312                  312
                                   ---------       ----------     ----------    ----------     ----------          -----------
Total comprehensive income                 -                -              -         2,109            312                2,421
                                   ---------       ----------     ----------    ----------     ----------          -----------
Balance at December 31,
2003                               4,366,866       $        4     $   36,606    $  (22,974)    $       55          $    13,691
                                   =========       ==========     ==========    ==========     ==========          ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
STATEMENTS.

                                      F-8

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                        YEAR ENDED     YEAR ENDED
                                                                       DECEMBER 31,    DECEMBER 31,
                                                                           2003            2002
                                                                           ----            ----
Cash flows from operating activities:
Net income from operations                                              $ 2,109         $   459
Adjustments to reconcile net loss to net cash
    provided by operating activities:
          Minority interest                                                 107              31
          Provision (credit) for credit losses                              394             (60)
          Depreciation                                                       21              37
          Abandonment of premises and equipment                               5               -
          Gain on sale of securities available-for-sale                    (891)              -
          Loss on impairment of securities available-for-sale               334               -
          Gain on sale of loans                                             (24)              -
          (Gain) loss on sale of foreclosed assets                          104             (90)
          Write down of foreclosed assets                                    20              29
          Accretion of deferred loan fees, net                             (123)           (118)
          Amortization of other assets                                        7              15
          Amortization of servicing assets                                   45              35
          Deferred tax asset                                               (757)              -
    Change in operating assets and liabilities:
          Accrued interest receivable                                        15            (205)
          Other assets                                                     (389)             88
          Other liabilities                                                (542)            750
                                                                        -------         -------

               Net cash provided by
               operating activities                                         435             971
                                                                        -------         -------

Cash flows from investing activities:
    Purchase of securities held-to-maturity                                 (40)              -
    Principal payments received on securities held-to-maturity               11               6
    Purchase of securities available-for-sale                            (2,675)         (2,571)
    Sales of securities available-for-sale                                2,641             694
    Principal payments received on securities available-for-sale          2,302             158
    Sale of SBA loans                                                       558               -
    Loans originated and principal collections, net                       2,357             463
    Purchased accounts receivable factoring originated
          and principal collections, net                                 (3,330)         (4,622)
    Purchased other receivables originated and
          principal collections, net                                        211            (479)
    Purchase of premises and equipment                                        -              (3)
    Proceeds (settlement adjustments) from sale
          of foreclosed assets                                              (68)            528
                                                                        -------         -------

               Net cash provided by (used in)
               investing activities                                       1,967          (5,826)
                                                                        -------         -------

                                   (continued)

                                      F-9

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

                                                              YEAR ENDED    YEAR ENDED
                                                             DECEMBER 31,   DECEMBER 31,
                                                                 2003          2002
                                                              -------         -------

Cash flows from financing activities:
    Net increase (decrease) in demand deposits                   (462)            593
    Net increase (decrease) in NOW/MMA accounts                  (333)            661
    Net increase (decrease) in certificates of deposit           (908)          5,052
                                                              -------         -------

Net cash provided by (used in) financing activities            (1,703)          6,306
                                                              -------         -------
Net increase in cash and cash equivalents                         699           1,451

Cash and cash equivalents at beginning of year                  6,546           5,095
                                                              -------         -------
Cash and cash equivalents at end of year                      $ 7,245         $ 6,546
                                                              =======         =======
Supplemental disclosure of cash flow information:
    Cash paid for interest                                    $   402         $   273
    Cash paid for (refunded from) income taxes                      2             (10)

Supplemental disclosure of additional non-cash
    activities:

At December 31, 2003, the Company had a balance of net unrealized gains on securities of $55, which is shown in accumulated other comprehensive income
(loss) on the balance sheet. As a result, accumulated other comprehensive income
(loss) was increased by $312. At December 31, 2002, the Company had a balance of net unrealized losses on securities of $(257), which is shown in accumulated other comprehensive income (loss) on the balance sheet. As a result, accumulated other comprehensive income (loss) was decreased by $(259).

During 2003, the Company wrote off premises and equipment with a cost of $18 and accumulated depreciation of $13, and during 2002, the Company wrote off $192 of fully depreciated assets.

During 2003 and 2002, the Company acquired foreclosed assets of $220 and $54, respectively, in lieu of loan payments.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
STATEMENTS.

                                      F-10

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002
           (All numbers except shares and per share data in thousands)

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--The consolidated financial statements include the financial statements of WebFinancial Corporation and its subsidiaries: WebFinancial
Holdings Corporation ("Holdings"), WebBank ("WebBank"), Praxis Investment
Advisers, Inc. ("Praxis"), WebFinancial Government Lending, Inc. ("Lending"),
and Web Film Financial, Inc. ("Film"), collectively referred to as the Company.
WebFinancial Corporation owns 93 percent of WebBank and an unconsolidated individual owns 7 percent of WebBank. WebBank is a Utah-chartered industrial loan corporation, and is subject to comprehensive regulation, examination, and supervision by the Federal Deposit Insurance Corporation ("FDIC"), and the State
of Utah Department of Financial Institutions. WebBank provides commercial and consumer specialty finance services. Lending was organized to provide U.S.
Department of Agriculture loan originations, sales and servicing. Film was organized to finance the production and distribution of a motion picture. Both
Film and Praxis are inactive. All significant intercompany balances have been eliminated in consolidation.

BASIS OF PRESENTATION AND USE OF ESTIMATES--The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near-term relates to the determination of the allowance for credit losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for credit losses and the valuation of real estate, management obtains independent appraisals for significant properties.

CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash and noninterest bearing deposits in depository institutions, plus interest-bearing deposits with banks and investments in cash management funds. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market.

INCOME PER SHARE--Basic income per common share is calculated by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted income per common share reflects the maximum dilutive effect of common stock issuable upon exercise of stock options and stock warrants.

INVESTMENT SECURITIES--The Company classifies its securities as either available-for-sale or held-to-maturity. Held-to-maturity securities are those debt securities that the Company has the ability and intent to hold until maturity. All other securities not included in held-to-maturity are classified as available-for-sale.

Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Available-for-sale securities are recorded at fair value. Unrealized holding gains or losses on available-for-sale securities are excluded from earnings and reported, until realized, in accumulated other comprehensive income (loss) as a separate component of stockholders' equity. A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield using the effective-interest method. Dividend and interest income is recognized when earned. Realized gains and losses for securities classified as available-for-sale or held-to-maturity are included in earnings and are derived using the specific-identification method.

LOANS AND PURCHASED RECEIVABLES--The Company, through WebBank, grants mortgage, commercial and consumer loans to customers. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.
Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due.

                                      F-11

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

WebBank purchases receivable balances from customers at a discounted rate. The receivables to be purchased from any given customer are determined using
WebBank's credit granting policies. Receivable purchases have full recourse to the customer and are accounted for as a purchase under the guidelines of
Financial Accounting Standards Board (FASB) Statement of Financial Accounting
Standards No. 140.

Purchased receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-off or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

In February 2004, various agreements regarding purchased receivables were canceled. See Note 20 for additional information.

The Company has originated loans to customers under a United States Department of Agriculture ("USDA") program that generally provides for USDA guarantees of
70 percent to 90 percent of each loan. The Company sold the guaranteed portion of each loan to a third party and retained the unguaranteed portion in its own portfolio. Loans held-for-sale are carried at the lower of cost or estimated market value in the aggregate.

The Company is required to retain a minimum of five percent of each USDA loan sold and to service the loan for the investor. Based on the specific loan sale agreement that the Company enters into with the investor, the difference between the yield on the loan and the yield paid to the buyer is the servicing fee.
Loans serviced for others approximated $28,194 and $36,263 at December 31, 2003 and 2002, respectively. These loans are not included in the accompanying statements of financial condition. Fees earned for servicing loans for others are reported as income when the related loan payments are collected, less amortization of the servicing asset. Loan servicing costs are charged to expense as incurred.

CREDIT RELATED FINANCIAL INSTRUMENTS--In the ordinary course of business, the
Company has entered into commitments to extend credit, including commitments under accounts receivable factoring and credit card arrangements. Such financial instruments are recorded when they are funded.

LOAN IMPAIRMENT--A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.
Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is secured by collateral.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and finance receivables for impairment disclosures.

ALLOWANCE FOR CREDIT LOSSES--The allowance for credit losses is established as losses are estimated to have occurred through a provision for credit losses charged to earnings. Credit losses are charged against the allowance when management believes the uncollectibility of a loan or receivable balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for credit losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the amounts due in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay,

                                      F-12

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

estimated value of any underlying collateral and prevailing economic conditions.
This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance for purchased receivable losses, which is included with the allowance for credit losses, is increased by charges to income and decreased by charge offs (net recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Company's past purchased receivables loss experience, known and inherent risks in the portfolio, adverse situations that may affect the debtor's ability to repay, the estimated value of any underlying collateral and current economic conditions. Purchased receivables are charged off when they are 90 days contractually past due, at which time the Company may enforce the recourse agreement to collect from the customer the remaining outstanding balances.

NONACCRUAL LOANS--Accrual of interest is discontinued on a loan when the loan is
90 days past due or when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Interest income on nonaccrual loans is credited to income only to the extent interest payments are received. Loans are restored to accrual of interest when delinquent payments are received in full. Additionally, the Company uses the cost recovery accounting method to recognize interest income on impaired loans.

PREMISES AND EQUIPMENT--Premises and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of premises and equipment is computed by the straight-line method over estimated useful lives from one to five years for book purposes and accelerated methods for tax purposes. Leasehold improvements are amortized over the terms of the related leases or the estimated useful lives of the improvements, whichever is shorter.
Useful lives of leasehold improvements are between three and five years. Normal recurring repair and maintenance costs are expensed as incurred.

INCOME TAXES--The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and deferred tax liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

GOODWILL--The Company evaluates their goodwill for impairment at least annually at a reporting unit level. The Company completed its annual evaluation of impairment of goodwill and determined that no impairment exists at December 31,
2003 or 2002.

FORECLOSED ASSETS--Assets acquired through, or in lieu of, loan foreclosures are held for sale and initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, periodic valuations are performed and the asset is carried at the lower of the carrying amount or fair value, less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

TRANSFERS OF FINANCIAL ASSETS--Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS--The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Recoverability of assets held and used is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

COMPREHENSIVE INCOME (LOSS)--Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.
Although certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of

                                      F-13

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:

                                                       Year ended December 31,
                                                       -----------------------
                                                      2003               2002
                                                      ----               -----
Unrealized holding gains (losses)  on
        available-for-sale securities               $ 869               $(259)
Gain on sale of securities in net income             (891)                  -
Reclassification adjustment-loss included
        in net income                                 334                   -
Net unrealized holding gains (losses)                 312                (259)
Tax effect                                              -                   -
                                                    -----               -----
Net-of-tax amount                                   $ 312               $(259)
                                                    =====               =====

STOCK-BASED COMPENSATION--The Company has applied the disclosure provisions of
Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for
Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB
Statement No. 123" for the years ended 2003 and 2002. Issued in December 2002,
SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation" to
provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based compensation. As permitted by
SFAS No. 148, the Company is allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the
Company's stock option plan have no intrinsic value at the grant date, and under
Opinion No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures, as if the fair value based method of accounting had been applied. The pro forma disclosures include the effects of all awards granted on or after January 1, 1995. (See Note 10.)

The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of SFAS
No.123, as amended by SFAS No. 148 to stock based compensation (amounts in thousands except per share amounts):

                                                                            Year ended           Year ended
                                                                           December 31,         December 31,
                                                                               2003                 2002
                                                                               ----                 ----
      Net income                                          As reported      $      2,109         $       459
      Total stock-based employee
      compensation expense
      determined under fair value based method for all
      awards net of related tax effects
                                                                                      -                (30)
                                                                           --------------------------------
                                                          Pro forma        $      2,109         $      429
                                                                           ============         ===========

      Basic and diluted
      net income per share                                As reported      $        .48         $      .11
                                                          Pro forma        $        .48         $      .10

                                      F-14

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There were no options granted in 2003. For 2002, in determining the pro forma amounts shown in the preceding table, the fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with weighted average assumptions for the year ended December 31, 2002 which include a risk-free interest rate of 4.0 percent, expected dividend yield of 0 percent, expected lives of 5 years, and expected volatility of 69 percent. No options were granted to non-employees for services during the year ended
December 31, 2002.

RECLASSIFICATION--Certain immaterial amounts as of and for the year ended
December 31, 2001 and the year ended December 31, 2002 have been reclassified to conform with the 2003 presentation.

NEW ACCOUNTING PRONOUNCEMENTS - In April 2003, the FASB issued SFAS No. 149,
"Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149
amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging
Activities." SFAS No. 149 improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. SFAS No.
149 is effective for contracts entered into or modified after June 30, 2003 and should be applied prospectively. The Company adopted SFAS No. 149 with no material impact on its financial condition or results of operations for the year ended December 31, 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial
Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 improves financial reporting by establishing standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 with no material impact on its financial condition or results of operations for the year ended December 31, 2003.

The Bank adopted Emerging Issues Task Force (EITF) 03-1, "The Meaning of Other
than Temporary Impairment and Its Application to Certain Investments," as of
December 31, 2003. EITF 03-1 includes certain disclosures regarding quantitative and qualitative disclosures for investment securities accounted for under FAS
115, "Accounting for Certain Investments in Debt and Equity Securities," that are impaired at the balance sheet date, but an other-than-temporary impairment has not been recognized. The disclosure requires a table of securities which have unrealized losses as of the reporting date, distinguished between securities which have been in a continuous unrealized loss position for 12 months or more and less than 12 months. The table is to include aggregate unrealized losses and fair value of securities whose fair value are below book value as of the reporting date. Additional information, in narrative form, is required that provides sufficient information to allow financial statement users to understand the quantitative disclosures and the information that the investor considered in reaching the conclusion that the impairments are not other than temporary. At December 31, 2003, the Company did not have any unrealized losses on investment securities.

2.    INVESTMENT SECURITIES

The amortized cost and fair value of securities, with gross unrealized gains and losses are summarized as follows:

                                                            DECEMBER 31, 2003

                                                            HELD-TO-MATURITY
                                               ------------------------------------------
                                                            GROSS      GROSS    ESTIMATED
                                               AMORTIZED  UNREALIZED UNREALIZED   FAIR
                                                 COST       GAINS     LOSSES     VALUE
                                               ---------  ---------- ---------- ---------

Collateralized mortgage backed securities        $ 8        $ 1      $   -        $ 9

State and municipal securities                    40          -          -         40
                                               ---------  ---------- ---------- ---------
                                                 $48        $ 1      $   -        $49
                                               =========  ========== ========== =========

                                      F-15

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                           AVAILABLE-FOR-SALE
                                                --------------------------------------------
                                                            GROSS         GROSS    ESTIMATED
                                                AMORTIZED  UNREALIZED   UNREALIZED   FAIR
                                                COST        GAINS        LOSSES      VALUE
                                                ----        -----        ------      -----

Collateralized mortgage backed securities        $ 66        $  -       $   -        $ 66

Equity securities                                 203          55           -         258
                                                 ----        ----        ----        ----

                                                 $269        $ 55       $   -        $324
                                                 ====        ====        ====        ====

                                                                             DECEMBER 31, 2002

                                                                              HELD-TO-MATURITY
                                                 ---------------------------------------------------------------------------
                                                                           GROSS              GROSS            ESTIMATED
                                                   AMORTIZED            UNREALIZED         UNREALIZED             FAIR
                                                     COST                  GAINS             LOSSES               VALUE
                                                 ----------------    ----------------   ----------------    ----------------

Collateralized mortgage backed securities        $             19    $              1   $              -    $             20
                                                 ================    ================   ================    ================

                                                                 AVAILABLE-FOR-SALE
                                                 -------------------------------------------------------
                                                                   GROSS           GROSS        ESTIMATED
                                                  AMORTIZED     UNREALIZED      UNREALIZED        FAIR
                                                    COST           GAINS          LOSSES          VALUE
                                                 -------        -------         -------         -------
Collateralized mortgage backed securities        $   1$               -$              -         $   103

Equity securities                                  1,878              -            (259)          1,619
                                                 -------        -------         -------         -------
                                                 $ 1,981              -            (259)        $ 1,722
                                                 =======        =======         =======         =======

The amortized cost and estimated market value of investment securities at
December 31, 2003, by contractual maturity, are shown below. The contractual maturity of collateralized mortgage backed securities and equity are indeterminable or not applicable. Expected maturities may differ from contractual maturities because borrowers have the right to prepay obligations with or without penalties.

                                                  HELD-TO-MATURITY      AVAILABLE-FOR-SALE
                                                 -----------------------------------------
                                                            ESTIMATED            ESTIMATED
                                                 AMORTIZED    FAIR    AMORTIZED    FAIR
                                                   COST      VALUE      COST       VALUE
Due after one year through five years            $      40  $      40 $       -  $       -
Mortgage-backed securities not due at a
single maturity date, maturing through 2024              8          8        66         66
                                                 ---------  --------- ---------  ---------
                                                 $      48  $      48 $      66  $      66
                                                 =========  ========= =========  =========

No individual securities were in an unrealized loss position at December 31,
2003.

Proceeds from maturities, calls, and principal payments of securities classified as available-for-sale were $2,302 in 2003 and $158 in 2002. Proceeds from sale of securities available-for-sale were $2,641 in 2003 and $694 in 2002. Gross realized gains on the sales were $891 in 2003 and $0 in 2002 and gross realized losses on the sales were $0 in 2003 and $0 in 2002 based on the "specific identification method."

                                      F-16

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.    LOANS

Loans and purchased receivables at December 31, 2003 and 2002 are summarized as follows:

                                           2003              2002
                                         --------         --------
Commercial loans                         $  8,823         $ 11,872
Installment loans                              89              168
Deferred income                               (93)            (214)
Purchased receivables
    Accounts receivable factoring           7,352            4,622
    Other                                     268              479
                                         --------         --------
                                         $ 16,439         $ 16,927
                                         ========         ========

Loans to fifteen customers comprise approximately 55 percent of total loans at
December 31, 2003. At December 31, 2003, $268 of the loans in the portfolio had a fixed interest rate ($479 at December 31, 2002) and $89 of the Company's loans were unsecured ($168 at December 31, 2002). The ability of the borrowers to repay their obligations is dependent upon economic conditions within their respective regions as well as the financial condition of the borrowers.

The Company had $1,251 and $1,171 of loans on which the accrual of interest has been discontinued or reduced at December 31, 2003 and 2002, respectively. If income on those loans had been accrued, such income would have approximated $111 and $150 for 2003 and 2002, respectively.

The following is a summary of information pertaining to impaired loans:

                                                      2003          2002
                                                     ------        ------
Impaired loans without a valuation allowance$             -    $        -
Impaired loans with a valuation allowance             1,251         1,171
                                                     ------        ------
Total impaired loans                                 $1,251        $1,171
                                                     ======        ======
Valuation allowance related to impaired loans        $  622        $  483

The valuation allowance for impaired loans is included in the allowance for credit losses in Note 4.

                                                       2003         2002
                                                       -----        ----
Average investment in impaired loans                 $1,119        $1,453
Interest income accrued on impaired loans            $             $    -
Interest income recognized on a cash basis on
impaired loans                                       $   17        $   36

4.     ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is summarized as follows:

                                                  2003            2002
                                                --------        -------
Beginning balance                               $ 1,526         $ 1,972
Additions:
    Provision (credit) for credit losses            394             (60)
    Recoveries                                        -               -
Deduction-loan charge-offs                         (618)           (386)
                                                --------        -------
Ending balance                                  $ 1,302         $ 1,526
                                                =======         =======

The Company considers the allowance for credit losses adequate to cover losses inherent in loans, loan commitments and purchased receivables at December 31,
2003. However, no assurance can be given that the Company will not, in any particular period, sustain credit losses that are sizable in relation to the amount reserved, or that subsequent evaluations of the loan portfolio, in light of the factors then prevailing, including economic conditions and the Company's ongoing examination process and that of its regulators, will not require

                                      F-17

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

significant increases in the allowance for credit losses. It is at least reasonably possible that a material change in the allowance for credit losses will occur in the near term.

5.    RELATED PARTY TRANSACTIONS

Pursuant to a management agreement (the "Management Agreement"), approved by a majority of the Company's disinterested directors, between the Company and an entity formerly known as Steel Partners Services, Ltd. ("SPS") (and subsequently assigned to Steel Partners, Ltd. ("New Ltd.")), New Ltd. provides the Company with office space and certain management, consulting and advisory services. The
Management Agreement is automatically renewable on an annual basis unless terminated by either party, for any reason, upon at least 60 days written notice. The Management Agreement also provides that the Company shall indemnify, save and hold SPS harmless from and against any obligation, liability, cost or damage resulting from SPS's actions under the terms of the Management Agreement, except to the extent occasioned by gross negligence or willful misconduct of
SPS's officers, directors or employees.

Pursuant to an employee allocation agreement (the "Employee Allocation
Agreement") between WebBank and SPS (and subsequently assigned to New Ltd.), Jim
Henderson, an employee of New Ltd. and executive officer of the Company, performs services in the area of management, accounting and finances and such other services as are reasonably requested by WebBank. The Employee Allocation
Agreement will continue in force until terminated by either of the parties upon
30 days written notice.

Prior to March  26, 2002, the original counterparty to both the Management
Agreement and the Employee Allocation Agreement was SPS. As of March  26, 2002,
the Management Agreement and the Employee Allocation Agreement described above were assigned by SPS to New Ltd. and the employees of SPS became employees of
New Ltd. Warren Lichtenstein, the Company's President and Chief Executive
Officer, is an affiliate of New Ltd. based on his ownership of New Ltd., directly and through Steel Partners II, L.P. ("Steel"), and by virtue of his positions as Chairman, President and Chief Executive Officer of New Ltd. Mr.
Lichtenstein is the sole managing member of the general partner of Steel. Mr.
Lichtenstein disclaims beneficial ownership of the shares of Common Stock of New
Ltd. owned by Steel (except to the extent of his pecuniary interest in such shares of Common Stock).

In consideration of the services rendered under the Management Agreement, New
Ltd. charges the Company a fixed monthly fee totaling $310,000 per annum, adjustable annually upon agreement of the Company and New Ltd. In consideration of the services provided under the Employee Allocation Agreement, New Ltd.
charges WebBank $100,000 per annum. The fees payable by WebBank are included in the fees payable by the Company under the Management Agreement. The Company believes that the cost of obtaining the type and quality of services rendered by
New Ltd. under the Management Agreement and Employee Allocation Agreement is no
less favorable than the cost at which the Company and WebBank, respectively could obtain from unaffiliated entities.

During the fiscal year ended December 31, 2003, New Ltd. billed fees with respect to fiscal 2003 of $310,000 to the Company for services rendered under the Management Agreement. Included in these fees was $100,000 paid by WebBank for services rendered under the Employee Allocation Agreement. During the fiscal year ended December 31, 2002, New Ltd. and SPS billed fees with respect to fiscal 2002 of $232,000 and $77,500 respectively to the Company for services rendered under the Management Agreement. Included in these fees were $100,000 paid by WebBank for services rendered under the Employee Allocation Agreement.

Pursuant to a sourcing and servicing agreement (the "Rockland Agreement")
between WebBank and Rockland Credit Finance LLC ("Rockland"), Rockland performs both sourcing and servicing functions on behalf of WebBank related to WebBank's accounts receivable factoring program. During 2003, Rockland was paid $255,000 in cash management fees and earned $1,019,000 in total management fees under the terms of the Rockland Agreement. During 2002, Rockland was paid $56,000 in cash management fees and earned $571,000 in total management fees under the terms of

                                      F-18

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the Rockland Agreement. Management fees are paid quarterly and accrued monthly by WebBank. Subsequent to year end 2003, WebBank gave Rockland notice of termination of their Sourcing and Servicing Agreement (see "Note 20 - Subsequent
Events").

6.     CERTIFICATES OF DEPOSIT

Certificates of deposit at December 31, 2003 and 2002 are summarized as follows:

                                                                 WEIGHTED                       WEIGHTED
                                                                 AVERAGE                        AVERAGE
                                                                   RATE           2003            RATE               2002
                                                               ------------    ----------------------------       -----------
               Certificates of deposit greater than $100            1.96%      $     11,364           2.90%       $   12,272

               Other certificates of deposit                           -                  -              -                  1
                                                                               ------------                       -----------
                                                                    1.96%      $     11,364           2.90%       $   12,272
                                                                               ============                       ===========

Maturities of certificates of deposit as of December 31, 2003 are as follows:

            Year ending December 31,

                   2004                       $ 6,265

                   2005                         5,099
                                              -------

                                              $11,364

7.    SHORT-TERM BORROWINGS

      In April 2002, WebBank obtained a secured federal funds line of credit for
$500 with a commercial bank. The interest rate approximated the federal funds rate. The security consisted of WebBank's investment portfolio of mortgage backed securities. The secured federal funds line of credit was not used in
2002. In March  2003, the secured line of credit was replaced by an unsecured federal funds line of credit for the same amount with the same bank. Neither the secured or unsecured lines of credit were used in 2003.

8.    PREMISES AND EQUIPMENT

Premises and equipment at December 31, are summarized as follows:

                                                     2003              2002
                                                    ----               ----
Leasehold improvements                              $ 39               $ 39
Furniture and equipment                               69                 87
                                                    ----               ----

                                                     108                126
Less accumulated depreciation and amortization        93                 85
                                                    ----               ----

                                                    $ 15               $ 41
                                                    ====               ====

9.    INCOME PER SHARE

The following data was used in computing earnings per share:

                                      F-19

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                    Year ended
                                                                            2003                   2002
                                                                        ----------               ----------
Income available to common shareholders                                 $    2,109               $      459
                                                                        ----------               ----------

                                               Basic
                                               -----
Shares
       Common shares outstanding entire period                           4,366,866                4,366,866
        Weighted average common shares:
               Issued during period                                              -                        -
              Canceled during period                                             -                        -
                                                                        ----------               ----------

Weighted average common shares outstanding during period
             -basic                                                      4,366,866                4,366,866
                                                                        ==========               ==========
Income per share  - basic                                               $      .48               $      .11
                                                                        ==========               ==========

                                               Diluted
                                               -------
Shares
Weighted average common shares outstanding during period
           -basic                                                        4,366,866                4,366,866
Dilutive effect on in-the-money stock options                                1,299                      276
                                                                        ----------               ----------
Weighted average common share outstanding during period
          -diluted                                                       4,368,165                4,367,142
                                                                        ===================================
Income per common share  - diluted                                      $      .48               $      .11
                                                                        ===================================

10.   STOCK OPTIONS AND WARRANTS

The Board of Directors of the Company, at its meeting on September 2, 1998, approved the merger of all previous stock incentive plans into the new stock option plan (the Merged Plan). At the annual meeting held November 4, 1998, the shareholders approved the merger and certain amendments to the Merged Plan.
Approved were the grants of certain stock-based incentives and other equity interests to employees, directors, and consultants. A maximum of 1,000,000 shares may be issued under the Merged Plan. The options are vested according to varied schedules, exercisable when vested, and expire five years from the date of issuance. At December 31, 2003, there were 902,774 options remaining in the
Merged Plan available for granting.

The following table summarizes stock option activity:

                                               Year ended Year ended                    Year ended Year ended

                                                December 31, 2003                        December 31, 2002
                                                              Weighted-                                 Weighted-
                                           Number              average               Number              average
                                          of shares            exercise             of shares           exercise
                                          (1,000's)             price               (1,000's)             price
                                      --------------------------------------    -------------------------------------
Options outstanding at
  beginning of year                                 468     $       3.98                  469          $   4.02

                                      F-20

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Options granted                                       -     $       -                      15          $   2.14

Options cancelled                                 (375)     $       3.86                  (16)         $   3.41

Options exercised                                     -             -                      -                -
                                      ------------------                     ------------------
Options outstanding at
  end of year                                               $      4.48                    468         $   3.98
                                                     93

                                      ==================                     ==================

Options exercisable at
  end of year                                        93     $      4.48                    464         $   3.99

Weighted-average fair
  value of options granted
  during the year (all at                                   $       -                                  $   1.27
  market)

The following table summarizes information about stock options with fixed terms outstanding at December 31, 2003:

                                               Options outstanding                   Options exercisable
                                               -------------------                   -------------------
                              Number              Weighted                                  Number
                            outstanding           average              Weighted          exercisable         Weighted
         Range of           (000's) at           remaining              average           (000's) at          average
         Exercise          December 31,         contractual            exercise          December 31,        exercise
          Prices               2003            life in years           price ($)             2003            price ($)
          ------               ----            -------------           ---------             ----            ---------
$   1.500 to 2.549              13                  3.6                  1.97                 13               1.97
$   2.550 to 3.440              35                  1.8                  3.25                 35               3.25
$   3.441 to 5.130              20                   .1                  5.13                 20               5.13
$   6.471 to 7.000              25                   .8                  7.00                 25               7.00
                                --                                                            --
                                93                                                            93
                                ==                                                            ==

11.   EMPLOYEE BENEFIT PLAN AND INCENTIVE PROGRAM

WebBank has a 401(k) profit sharing plan, covering employees who meet age and service requirements. Plan participants vest ratably and are fully vested after five years of service. WebBank matches employee contributions up to five percent of covered compensation at two hundred percent of the employee's contribution.
Contributions to the plan amounted to approximately $22 and $37 for the years ended December 31, 2003 and 2002, respectively.

12.   INCOME TAXES

Income taxes (benefit) expense consist of the following:

                                                2003                     2002
                                               -----                      -----
Current                                        $   1                      $ (10)
Deferred                                        (757)                         -
                                               -----                      -----
                                               $(756)                     $ (10)
                                               =====                      =====

                                      F-21

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of income taxes (benefit) expense computed at the federal statutory rate of 34% is as follows:

                                                   2003                   2002
                                                 -------                -------
Federal income taxes                             $   496                $   163
State income taxes                                    48                     16
Change in valuation allowance                     (1,302)                  (179)
Other                                                  2                    (10)
                                                 -------                -------
                                                 $  (756)               $   (10)
                                                 =======                =======

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities were as follows:

                                            December 31,        December 31,
                                               2003                 2002
                                            -------               -------
Deferred tax assets:
     Net operating loss carry forward       $14,559             $  15,029
     Accrued vacation                            17                     8
     Allowance for loan losses                  486                   569
     Premises and equipment                      33                    34
                                            -------               -------
        Total deferred tax assets            15,095                15,640
        Less valuation allowance             14,338                15,640
                                            -------               -------
Net deferred tax asset                      $   757             $       -
                                            =======               =======

The net change in the total valuation allowance for the year ended December 31,
2003 was a decrease of $1,302.

At December 31, 2003, the Company had net operating loss carry forwards of approximately $39,033 that are scheduled to expire from 2009 through 2021. The
Company has treated such net operating losses incurred prior to April 28, 1995, when there was a material change in ownership of a 5% shareholder, in accordance with Section 382(l)(5) of the Internal Revenue Code. As a result, there is approximately $19,000 in net operating losses incurred prior to April 28, 1995 as well as $20,033 incurred subsequent to April 28, 1995 available as carryovers. All net operating losses may be subject to certain limitations on utilization.

13.    DISCLOSURES ABOUT THE FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying value for short-term financial instruments that mature or reprice frequently at market rates approximates fair value. Such financial instruments include: cash and cash equivalents, accrued interest receivable, demand deposits, accounts payable and accrued expenses, time certificates of deposit and short term borrowing. The difference between the fair market value and the carrying value for loans and investment securities is not considered significant to the financial statements.

14.    COMMITMENTS AND CONTINGENCIES

Leases
------

The Company leased office space in one building in 2003 and 2002 under operating lease agreements. Rental expense for the years ended December 31, 2003 and 2002 were $107and $127, respectively. Future minimum lease payments by year are as follows:

                    Year ending December 31,
                                         2004       $          107
                                         2005                   27
                                      Thereafter                 -
                                                     --------------
                                                    $          134
                                                     ==============

                                      F-22

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Credit-related financial instruments
------------------------------------

The Company is a party to financial instruments with off-balance sheet risk. In the normal course of business, these financial instruments include commitments to extend credit in the form of loans or through letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company the same credit policy in making commitments and conditional obligations as it does for on-balance sheet instruments.

 At December 31, 2003 and 2002, the Company's undisbursed commercial loan commitments totaled $0. For the same periods, the Company's undisbursed consumer credit card loan commitments totaled $0. For the same periods, the Company's undisbursed accounts receivable factoring commitments totaled approximately
$8,138 and $6,382, respectively.

Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the borrower.

Litigation
----------

            In January 2000, Andrew Winokur, a former executive officer, director and stockholder of Praxis Investment Advisors, Inc. ("Praxis"), one of
the Company's subsidiaries, filed a lawsuit in the Superior Court of the State of California, County of Napa. The lawsuit alleges that Praxis breached its employment agreement with Mr. Winokur. The lawsuit also asserts claims for interference with contract and unjust enrichment based upon his alleged wrongful termination. The lawsuit seeks damages of an unspecified amount and compliance by Praxis with the termination pay-out provisions in Mr. Winokur's employment agreement.

            On March  4, 2002, the lawsuit was submitted to binding arbitration.
The panel found no breach of contract and no intentional interference with Mr.
Winokur's contractual rights. However, the panel found that Mr. Winokur was entitled to the termination pay-out provision in his employment agreement. Under this provision, Mr. Winokur could potentially be entitled to receive certain compensation based on (i) an investment bank valuation of WebBank, if the
Company accepts such valuation, or (ii) the proceeds of a sale of WebBank, if the Company rejects such valuation. While Mr. Winokur would not be entitled to receive any compensation in the event that the sale does not exceed a predetermined amount as provided in the employment agreement, which amount is defined as the amount of capital invested by the stockholders of Praxis and
WebBank in such companies, plus a cumulative annual rate of return of ten percent as of the date of sale, the Company may be forced to sell WebBank if the sale price exceeds such predetermined amount, even if the Company does not want to sell WebBank. In addition, if the sale price of WebBank exceeds the predetermined amount but is less than the investment bank valuation of WebBank, the Company may be required to sell WebBank at less than its value. The Company does not have any alternative financing plans to make this payment in the event such payment is required.

            At the present time, Mr. Winokur has ceased to participate in the process of valuing WebBank. However, since there may be no time limitation on
Mr. Winokur's claim, the valuation process may proceed in the future and if the
Company is required to make a payment, its business could be harmed.

15.    REGULATORY REQUIREMENTS

WebBank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain actions by regulators that, if undertaken, could have a direct

                                      F-23

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the
Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average quarterly assets (as defined).
Management believes, as of December 31, 2003 that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2003, based on the applicable capital adequacy regulations, the Bank is categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk based, Tier I risk based, and Tier I leverage ratios as set forth in the following tables. There are no conditions or events that management believes have changed the Bank's category.

Capital amounts and ratios are summarized as follows (in thousands):

                                                                WELL CAPITALIZED      MINIMUM CAPITAL
                                                  ACTUAL           REQUIREMENT          REQUIREMENT
                                           ------------------------------------------------------------
                                           AMOUNT      RATIO   AMOUNT     RATIO      AMOUNT       RATIO
                                           ------      -----   ------     -----      ------       -----
            As of
           December 31, 2003:

Total Capital (Tier 1 + Tier 2) to risk
weighted assets                            $5,774       30.9%   $1,867     >10.0%     $1,494      >8.0%

Tier I Capital to risk weighted assets     $5,529       29.6%   $1,120      >6.0%     $  747      >4.0%

Tier I Capital to average assets
(Leverage Ratio)                           $5,529       31.9%   $  867      >5.0%     $  694      >4.0%

                                                                WELL CAPITALIZED      MINIMUM CAPITAL
                                                  ACTUAL           REQUIREMENT          REQUIREMENT
                                           ------------------------------------------------------------
                                           AMOUNT      RATIO   AMOUNT     RATIO      AMOUNT       RATIO
                                           ------      -----   ------     -----      ------       -----
            As of
           December 31, 2002:

Total Capital (Tier 1 + Tier 2) to risk
weighted assets                             $4,227       30.1%   $1,404     >10.0%     $1,123      >8.0%

Tier I Capital to risk weighted assets      $4,036       28.8%   $  843      >6.0%     $  562      >4.0%

Tier I Capital to average assets
(Leverage Ratio)                            $4,036       21.8%   $  928      >5.0%     $  742      >4.0%

                                      F-24

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.    SERVICING ASSETS AND LIABILITIES

In connection with certain businesses in which the Company sells originated or purchased loans with servicing retained, servicing assets or liabilities are recorded based on the relative fair value of the servicing rights on the date the loans are sold. Servicing assets and liabilities are amortized in proportion to and over the period of estimated net servicing income and expense. At
December 31, 2003 and 2002, net servicing assets, which are included in other assets, were $31 and $99, respectively. Servicing assets are periodically evaluated for impairment based on the fair value of those assets. During 2003 and 2002, the Company recorded no additional servicing assets, and recorded $45 and $35 of amortization, respectively.

17.    MISCELLANEOUS INCOME

Miscellaneous income for the year ended December 31, is summarized as follows:

                                                               2003     2002
                                                               ----     ----

                 Loan servicing fees                           $221     $215
                 Gain in sale of foreclosed assets                -       90
                 Recovery of prior year security write-off        -      112
                 Other                                           54       24
                                                               ----     ----
                                                               $275     $441
                                                               ====     ====

18.     OPERATING SEGMENT INFORMATION

     Operating segments represent components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company evaluates segment performance internally based on lines of business and the operating segments are so defined. The Company has identified two operating segments. The first is the accounts receivable factoring program operated by WebBank. The second operating segment, termed "other," includes commercial lending, fee for services, and investment activities. Income generated from investments in factoring receivables by Company entities other than WebBank is included in the "other" operating segment. For the years ended
December 31, 2003 and 2002, factoring income earned by entities other than
WebBank was $216 and $84, respectively. Subsequent to year end 2003, several events occurred to modify the nature of the accounts receivable factoring program (see "Note 20 - Subsequent Events").

The following is a summary of selected operating segment information for the years ended December 31, 2003 and 2002. Prior to 2002, the Company did not
evaluate its financial performance based on distinct operating segments. The information represents operating results as if the segments were operated on a stand alone basis. However, the results do not reflect a full allocation of costs based on the current structure of the entities, and thus the results might not be comparable to like information from other companies.

                                                                   Accounts
                                                                  Receivable                 CONSOLIDATED
                                                                   Factoring                   COMPANY
                                                                   ---------                   -------
                                 2003                                          OTHER
                                 ----                                          -----

Income Statement Information (Annual):
Net interest income after provision for credit losses             $  2,178     $  1,325      $  3,503
Noninterest income                                                      20        1,560         1,580
Noninterest expense                                                  1,110        2,513         3,623
                                                                  --------     --------      --------
Operating income                                                     1,088          372         1,460
Income taxes (benefit)                                                   -         (756)         (756)
Income attributable to minority interest                                 -         (107)         (107)
                                                                  --------     --------      --------
Net income                                                        $  1,088     $  1,021      $  2,109

                                      F-25

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheet Information (As of December 31):
Total assets                                                      $  8,076     $ 18,372      $ 26,448
Net loans and leases                                              $  7,028     $  8,109      $ 15,137
Deposits                                                          $  6,697     $  5,220      $ 11,917

                                                                   Accounts
                                                                  Receivable                 CONSOLIDATED
                                                                   Factoring                   COMPANY
                                                                   ---------                   -------
                                 2002                                          OTHER
                                 ----                                          -----
Income Statement Information (Annual):
Net interest income after provision for credit losses             $  1,155     $  1,260      $  2,415
Noninterest income                                                       -        1,161         1,161
Noninterest expense                                                    748        2,348         3,096
                                                                  --------     --------      --------
Operating income                                                       407           73           480
Income taxes (benefit)                                                   -          (10)          (10)
Income attributable to minority interest                                 -          (31)          (31)
                                                                  --------     --------      --------
Net income                                                        $    407     $     52      $    459

Balance Sheet Information (As of December 31):
Total assets                                                      $  7,415     $ 18,750      $ 26,165
Net loans and leases                                              $  5,081     $ 10,320      $ 15,401
Deposits                                                          $  7,195     $  6,425      $ 13,620

19.     QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                Quarter Ended
                                          March  31, 2003 June 30, 2003 September 30, 2003 December 31, 2003
$(000) except per share

Net interest income after provisions for
credit losses                                $   876      $ 1,070         $ 1,133          $   424
Noninterest income                               235          399             128              818
Noninterest expenses                             879          887           1,320              537
Net income (loss)                                214          564             (79)           1,410
Net income (loss) per share - basic and
diluted                                          .05          .13            (.02)             .32
Common stock prices:
   High                                         2.70         2.63            2.75             2.70
   Low                                          1.73         1.70            2.10             2.10

                                          March  31, 2002 June 30, 2002 September 30, 2002 December 31, 2002
$(000) except per share

Net interest income after provisions for
credit losses                                $   322      $   672         $   675          $   746
Noninterest income                               199          161             166              635
Noninterest expenses                             805          846             688              757
Net income (loss)                               (276)           8             116              611
Net income (loss) per share - basic and
diluted                                         (.06)         .00             .03              .14
Common stock prices:
   High                                         2.59         2.37            2.28             2.71
   Low                                          2.05         1.34            1.43             1.56

                                      F-26

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.     SUBSEQUENT EVENTS

     On February 20, 2004, WebBank gave notice of termination of a Sourcing and
Servicing Agreement and an Employment Agreement to one of the two factoring companies providing accounts receivable factoring services to WebBank. On March
1, 2004, that factoring company acknowledged receipt of the termination notice and, under the terms of the Sourcing and Servicing Agreement, gave notice to
WebBank that the factoring company would exercise its option to purchase the existing portfolio of accounts receivable from WebBank at book value on May 12,
2004. The accounts receivable factoring arrangement generated revenue and income in fiscal 2002 and 2003 which accounted for (a) substantially all of the revenue and income generated by the Company's accounts receivable factoring operating segment for those years, and (b) a significant part of the income and revenue of the Company for those years. It is possible that this termination may not take effect as provided in the termination notice and the arrangement may continue.
However, in the event of termination, there can be no assurance that the Company will be able to successfully enter into a replacement arrangement or arrangements. WebBank expects that if the May 2004 termination becomes effective during the second quarter of 2004, WebBank will (a) not generate any gain or loss on such termination as the sourcing and servicing company has elected to purchase the portfolio of accounts receivable at WebBank's net book value, and
(b) generate approximately $5.9 million of cash as a result of the sale of the portfolio. WebBank also anticipates that the cash generated by the May 2004 termination will be used to retire Certificates of Deposit as they mature.

     Under a Termination Agreement dated February 27, 2004, WebBank and the second of two companies providing accounts receivable factoring services to
WebBank, agreed to the termination of a Sourcing and Servicing Agreement and an
Employment Agreement between the parties. Under the terms of that Termination
Agreement, the accounts receivable factoring services company purchased a portfolio of accounts receivable from WebBank at book value on March  2, 2004.

     Note 18 of the Notes to Consolidated Financial Statements shows the income and expenses attributable to the Company's Accounts Receivable Factoring operating segment, all of which were generated by the two accounts receivable factoring arrangements described above. Neither of these arrangements was in effect during 2001. The Company believes that the termination of the two accounts receivable factoring arrangements will have a significant adverse affect on its net income during 2004.

     On February 23, 2004, the third party sourcing company engaged to source private label student loans on behalf of WebBank gave notice to WebBank that it would not renew the Loan Sale Agreement and Loan Program Agreement between the two parties. Consequently, those agreements will terminate at the conclusion of their current term on May 31, 2004. The pretax income generated by the terminated private label student loan program generated revenue of $150 for each of the years 2003 and 2002.

                                      F-27

                           --------------------------

                            WEBFINANCIAL CORPORATION

                        4,366,866 SHARES OF COMMON STOCK

                           --------------------------

                              --------------------

                                   PROSPECTUS
                               -------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Tenth of the Registrant's Amended and Restated Certificate of
Incorporation and Section 5 of Article VIII of the Registrant's Amended and
Restated Bylaws state as follows:

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)
actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of
Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of
Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this
Section, or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, he shall, without limiting the provisions of paragraph (a) above, be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Section
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this
Section. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the

                                      II-1

corporation pursuant to this Section or as otherwise authorized by law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The corporation, at its expense, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section or under the provisions of the General Corporation Law of the State of Delaware.

     (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     (i) All rights to indemnification and advancement of expenses under this
Section shall be deemed to be provided by contract between the corporation and the director, officer, employee or agent who serves in such capacity at any time while the by-laws and/or certificate of incorporation and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect.

     (j) Any repeal or modification of the foregoing paragraphs by the stockholders of the corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

     (k) If the General Corporation Law of the State of Delaware is amended to authorize corporate action permitting the corporation to further indemnify or advance expenses to directors, officers, employees or agents, then such person, in addition to the circumstances in which he is now entitled to indemnification and advancement of expenses, shall be entitled to be indemnified and have expenses advanced to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     (l) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation
(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (m) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and
references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent by the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation," as referred to in this
Section.

     (n) If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person as provided above as to expenses (including

                                      II-2

attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the fullest extent permitted by any applicable portion of this
Section that shall not have been invalidated or by any other applicable law.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by us in connection with the issuance and distribution of the securities being offered. All items below are estimates other than the Securities and Exchange Commission registration fee and the
Nasdaq listing fee. WebFinancial will pay all of such expenses.

      Securities and Exchange Commission registration fee     $    809.00
      Printing and engraving expenses ...................       10,000.00
      Accounting fees and expenses ......................       75,000.00
      Legal fees and expenses ...........................      110,000.00
      Subscription Agent fees and expenses ..............       10,000.00
      Information Agent fees and expenses ...............        7,500.00
      Miscellaneous .....................................       10,000.00
                                                              -----------
                  Total .................................     $223,309.00
                                                              ===========

ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.  Not Applicable

ITEM 27.       EXHIBITS.

Exhibit #               Description
---------               -----------

3.1*                    Amended and Restated Certificate of Incorporation of the
                        Registrant, filed on March  19, 1999.

3.2*                    Certificate of Amendment of Certificate of Incorporation
                        of the Registrant, filed on July 8, 1999.

3.3                     By-Laws of the Registrant (incorporated by reference
                        from Exhibit I-5 to the Registration Statement on Form
                        8-A filed March  27, 1995).

4.1                     Specimen certificate for Common Stock, $.001 par value,
                        of the Registrant (incorporated by reference to Exhibit
                        I-1 to the Registration Statement on Form 8-A filed
                        March  27, 1995).

4.2*                    Form of Subscription Rights Certificate.

5.1*                    Opinion of Olshan Grundman Frome Rosenzweig & Wolosky
                        LLP.

23.1**                  Consent of Grant Thornton LLP.

23.2*                   Consent of Olshan Grundman Frome Rosenzweig & Wolosky
                        LLP (included in opinion filed as Exhibit 5.1).

24.1*                   Power of Attorney (included on signature page hereto).

99.1*                   Form of Instructions as to Use of Rights Certificates.

99.2*                   Form of Notice of Guaranteed Delivery for Rights
                        Certificates.

99.3*                   Form of Letter to Security Holders Who Are Record
                        Holders.

99.4*                   Form of Letter to Securities Dealers, Commercial Banks,
                        Trust Companies and Other Nominees.

                                      II-3

99.5*                   Form of Letter to Clients of Security Holders Who Are
                        Beneficial Holders.

99.6*                   Form of Nominee Holder Certification Form.

99.7*                   Beneficial Owner Election Form.

99.8*                   Substitute Form W-9 (including Guidelines for
                        Certification of Taxpayer Identification Number on
                        Substitute Form W-9).

99.9*                   Form of Subscription Agency Agreement between
                        WebFinancial Corporation and Wachovia Bank, N.A.

99.10*                  Form of Information Agent Agreement between WebFinancial
                        Corporation and MacKenzie Partners, Inc.

----------------
*        Previously filed
**       Filed herewith

ITEM 28.    UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

(2) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the
     Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,

                                      II-4

the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-5

                                   SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, in the City of New
York, State of New York, on the 8th day of April, 2004.

                                                 WEBFINANCIAL CORPORATION

                                                 By:  /s/ Glen M. Kassan
                                                    ----------------------------
                                                    Glen M. Kassan
                                                    Vice President and Chief
                                                    Financial Officer

            In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                           Title                                           Date

*                                                   Chairman, Chief Executive Officer and            April 8, 2004
                                                    Director (principal executive officer)
---------------------------------------------
Warren G. Lichtenstein

/s/ Glen M. Kassan                                  Vice President and Chief Financial Officer       April 8, 2004
---------------------------------------------       (principal financial and accounting officer)
Glen M. Kassan

/s/ Jack L. Howard                                  Director                                         April 8, 2004
---------------------------------------------
Jack L. Howard

*                                                   Director                                         April 8, 2004
---------------------------------------------
Howard Mileaf

*                                                   Director                                         April 8, 2004
---------------------------------------------
Joseph L. Mullen

*                                                   Director                                         April 8, 2004
---------------------------------------------
Mark E. Schwarz

   * Signed by Jack L. Howard as attorney-in-fact

                                      II-6